Execution Version

Exhibit 10.53

HIGHLY CONFIDENTIAL & TRADE SECRET

GSO CAPITAL OPPORTUNITIES ASSOCIATES II LP

AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT

DATED DECEMBER 31, 2015

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TABLE OF CONTENTS

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GSO CAPITAL OPPORTUNITIES ASSOCIATES II LP

This AMENDED AND RESTATED EXEMPTED LIMITED PARTNERSHIP AGREEMENT, dated December [    ], 2015 of GSO Capital Opportunities Associates II LP, a Cayman Islands exempted limited partnership (the “Partnership”), by and between GSO Capital Opportunities Associates II (Delaware) LLC, a Delaware limited liability company (the “Delaware GP”), GSO Capital Opportunities Associates II (Cayman) Ltd. (the “Cayman GP”), and the limited partners listed in the books and records of the Partnership, as limited partners.

W I T N E S S E T H

WHEREAS, GSO Capital Opportunities Associates II LLC, was formed as a Delaware limited liability company (the “Company”) on October 21, 2010;

WHEREAS, Marisa Beeney, as initial member entered into a Limited Liability Company Agreement of the Company dated as of October 21, 2010 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by the Amended and Restated Limited Liability Company Agreement of the Company dated as of March 21, 2011 (the “Existing Agreement”);

WHEREAS, the Company was converted to a Delaware limited partnership pursuant to a certificate of conversion filed with the secretary of state of the State of Delaware on December 23, 2015; and

WHEREAS, the parties hereto desire amend and restate the Existing Agreement to transfer the registration of the Partnership to the Cayman Islands and further to make the modifications hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree that the Original Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Exempted Limited Partnership Law, 2014 of the Cayman Islands, as it may be amended from time to time.

“Admission Letter” has the meaning set forth in Section 10.4.

“Advancing Party” has the meaning set forth in Section 7.1(b).

“Affiliate” when used with reference to another person means any person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person.

“Agreement” means this Amended and Restated Exempted Limited Partnership Agreement, as it may be further amended, supplemented or otherwise modified from time to time.

“Alternative Investment Vehicle” means any investment vehicle or structure formed pursuant to Section 6.12 of the GCOF II Partnership Agreement or any other “Alternative Investment Vehicle” (as defined in any other GCOF II Agreements).

“Applicable Collateral Percentage” has the meaning with respect to any Firm Collateral or Special Firm Collateral as set forth in the books and records of the Partnership with respect thereto.

“Bankruptcy” means, with respect to any person, the occurrence of any of the following events: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such person to pay his debts as such debts become due; (iv) the making by such person of a general assignment for the benefit of creditors; (v) the filing by such person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or insolvent or for relief in respect of such person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“BCE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time, and any other Blackstone Collateral Entity limited partnership agreement, limited liability company agreement or other governing document.

“BCE Investment” means any direct or indirect investment by any Blackstone Collateral Entity.

“BCOM” means (i) Blackstone Communications Partners I L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BCP VI” is the collective reference to (i) Blackstone Capital Partners VI L.P., a Delaware limited partnership, and (ii) any alternative investment vehicle relating thereto and any parallel fund.

“BFCOMP” means Blackstone Family Communications Partnership I L.P., Blackstone Family Communications Partnership I-SMD L.P. and any other entity that is an Affiliate thereof and has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof directly or indirectly in investments in securities also purchased by BCOM or any other funds with substantially similar investment objectives to BCOM and that are sponsored or managed by an Affiliate of the Delaware GP (which includes serving as general partner of such funds).

“BFIP” means Blackstone Capital Associates II L.P., Blackstone Capital Associates III L.P., Blackstone Family Investment Partnership II L.P., Blackstone Family Investment Partnership III L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Family Investment Partnership IV-A -SMD L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V- SMD L.P., Blackstone Family Investment Partnership VI L.P., Blackstone Family Investment Partnership VI-SMD L.P., Blackstone Family Cleantech Investment Partnership L.P., Blackstone Family Cleantech Investment Partnership - SMD L.P., and any other entity that is an Affiliate thereof and has terms similar to those of the foregoing partnerships and is formed in connection with the participation by one or more of the partners thereof in investments in securities also purchased by BCP VI or any other fund with substantially similar investment objectives to BCP VI and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“BFMEZP” means Blackstone Family Mezzanine Partnership-SMD L.P., Blackstone Family Mezzanine Partnership II-SMD L.P., Blackstone Mezzanine Holdings L.P., Blackstone Mezzanine Holdings II L.P., any entity formed to invest side-by-side with any GSO Fund and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships or other entities and is formed in connection with the participation by one or more partners or other equity owners thereof directly or indirectly in investments in securities also purchased by BMEZP I, BMEZP II, any GSO Fund or any other funds with substantially similar investment objectives to BMEZP I, BMEZP II or any GSO Fund and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“BFREP” means Blackstone Real Estate Capital Associates L.P., Blackstone Real Estate Capital Associates II L.P., Blackstone Real Estate Capital Associates III L.P., Blackstone Family Real Estate Partnership L.P., Blackstone Family Real Estate Partnership II L.P., Blackstone Family Real Estate Partnership III L.P., Blackstone Family Real Estate Partnership International-A-SMD L.P., Blackstone Family Real Estate Partnership IV-SMD L.P., Blackstone Family Real Estate Partnership International II-SMD L.P., Blackstone Family Real Estate Partnership V-SMD L.P., Blackstone Family Real Estate Partnership VI-SMD L.P., Blackstone Family Real Estate Partnership Europe III-SMD L.P., Blackstone Family Real Estate Special Situations Partnership - SMD L.P., Blackstone Family Real Estate Special Situations Partnership Europe - SMD L.P., Blackstone Real Estate Holdings L.P., Blackstone Real Estate Holdings II L.P., Blackstone Real Estate Holdings III L.P., Blackstone Real Estate Holdings International - A L.P., Blackstone Real Estate Holdings IV L.P., Blackstone Real Estate Holdings International II L.P., Blackstone Real Estate Holdings V L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate Holdings Europe III L.P., Blackstone Real Estate Special Situations Holdings II L.P., Blackstone Real Estate Special Situations Holdings Europe L.P. and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof in real estate and real estate-related investments also purchased by BREP VI, BSSF II or BSSF Europe and any other funds with substantially similar investment objectives to BREP VI, BSSF II or BSSF Europe and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“Blackstone Collateral Entity” means any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity.”

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone – sponsored fund) that is an Affiliate of The Blackstone Group L.P.

“BMEZP I” means (i) Blackstone Mezzanine Partners L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BMEZP II” means (i) Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BREP VI” means (i) Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P. and Blackstone Real Estate Partners VI.F L.P., each a Delaware limited partnership, (ii) any other Parallel Funds or other Supplemental Capital Vehicles (each as defined in the respective partnership agreements for the partnerships referred to in clause (i) above), or (iii) any other investment vehicle established pursuant to Article 2 of the respective partnership agreements for any of the partnerships referred to in clause (i) above.

“BSSF Europe” means (i) Blackstone Real Estate Special Situations Europe L.P., Blackstone Real Estate Special Situations Europe.1 L.P. and Blackstone Real Estate Special Situations Europe.1 L.P., each a limited partnership formed or to be formed under the laws of the United Kingdom pursuant to the Limited Partnerships Act 1907 of the United Kingdom, (ii) any alternative vehicle, parallel fund or other investment vehicle established pursuant to Article 2 of the partnership agreements for the partnerships referred to in clause (i) above, and (iii) any investment vehicle formed to co-invest with any of the partnerships referred to in clause (i) above using third party capital and that potentially pays Carried Interest Distributions (as such term is used in such partnership agreements).

“BSSF II” means (i) Blackstone Real Estate Special Situations Fund II L.P., a Delaware limited partnership, (ii) Blackstone Real Estate Special Situations Fund II.1 L.P., a Delaware limited partnership, and (iii) Blackstone Real Estate Special Situations Fund II.2 L.P., a Delaware limited partnership, and any alternative vehicles thereof or parallel funds formed in connection therewith.

“Capital Commitment Capital Account” means, with respect to each Capital Commitment Investment for each Partner, the account maintained for such Partner to which are credited such Partner’s contributions to the Company with respect to such Capital Commitment Investment and any net income allocated to such Partner pursuant to Section 7.3 with respect to such Capital Commitment Investment and from which are debited any distributions with respect to such Capital Commitment Investment to such Partner and any net losses allocated to such Partner with respect to such Capital Commitment Investment pursuant to Section 7.3. In the case of any such distribution in kind, the Capital Commitment Capital Accounts for the related Capital Commitment Investment shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated to the Partners participating in such Capital Commitment Investment pursuant to Section 7.3.

“Capital Commitment Class A Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Class B Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Defaulting Party” has the meaning specified in Section 7.4(g).

“Capital Commitment Deficiency Contribution” has the meaning specified in Section 7.4(g).

“Capital Commitment Disposable Investment” has the meaning set forth in Section 7.4(f).

“Capital Commitment Distributions” means, with respect to each Capital Commitment Investment, all amounts of distributions received by the Partnership with respect to such Capital Commitment Investment solely in respect of the Capital Commitment GCOF II Interest, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the Delaware GP may allocate to all or any portion of such Capital Commitment Investment as it may determine in good faith is appropriate.

“Capital Commitment GCOF II Interest” means the Interest (as defined in the GCOF II Partnership Agreement), if any, of the Company as a capital partner in GCOF II.

“Capital Commitment GCOF II Investment” means the Company’s interest in a specific investment of GCOF II through the Capital Commitment GCOF II Interest.

“Capital Commitment Giveback Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment Interest” means the interest of a Partner in a specific Capital Commitment Investment as provided herein.

“Capital Commitment Investment” means any investment of the Partnership in respect of the Capital Commitment GCOF II Interest, including any Capital Commitment GCOF II Investment, but excluding any GP-Related Investment.

“Capital Commitment Liquidating Share” with respect to each Capital Commitment Investment means, in the case of winding up and dissolution of the Partnership, the related Capital Commitment Capital Account of a Partner (less amounts reserved in accordance with Section 9.3) as of the close of business on the effective date of the Winding Up Event.

“Capital Commitment Partner Carried Interest” means, with respect to any Partner, the aggregate amount of distributions or payments received by such Partner (in any capacity) from Affiliates of the Company in respect of or relating to “carried interest”. “Capital Commitment Partner Carried Interest” includes any amount initially received by an Affiliate of the Company from any fund (including GCOF II), any similar funds formed after the date hereof, and any private equity merchant banking, real estate or mezzanine funds, whether or not in existence as of the date hereof) to which such Affiliate serves as general partner (or other similar capacity) that exceeds such Affiliate’s pro rata share of distributions from such fund based upon capital contributions thereto (or the capital contributions to make the investment of such fund giving rise to such “carried interest”).

“Capital Commitment Partner Interest” means a Partner’s interest in the Company which relates to the Capital Commitment GCOF II Interest, if any.

“Capital Commitment Net Income (Loss)” with respect to each Capital Commitment Investment means all amounts of income received by the Partnership with respect to such Capital Commitment Investment, including without limitation gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Partnership allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership anticipated to be allocated thereto.

“Capital Commitment Profit Sharing Percentage” with respect to each Capital Commitment Investment means the percentage interest of a Partner in Capital Commitment Net Income (Loss) from such Capital Commitment Investment set forth in the books and records of the Partnership.

“Capital Commitment Recontribution Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment-Related Capital Contributions” has the meaning set forth in Section 7.1(a).

“Capital Commitment-Related Commitment,” with respect to any Partner, means such Partner’s commitment to the Partnership relating to such Partner’s Capital Commitment Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“Capital Commitment Special Distribution” has the meaning set forth in Section 7.7(a).

“Capital Commitment Value” has the meaning set forth in Section 7.5.

“Carried Interest” means (i) “Carried Interest Distributions,” as defined in the GCOF II Partnership Agreement, and (ii) any other carried interest distribution to a Fund GP pursuant to any GCOF II Agreement. In the case of each of (i) and (ii) above, except as determined by the Delaware GP, the amount shall not be less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto (in each case which the Delaware GP may allocate among all or any portion of the GP-Related Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” means, for any Partner or Withdrawn Limited Partner, subject to Section 5.8(e), the percentage determined by dividing (A) the aggregate amount of distributions received by such Partner or Withdrawn Limited Partner from the Partnership, any Other Fund GPs or their Affiliates in respect of Carried Interest by (B) the aggregate amount of distributions made to all Partners, Withdrawn Limited Partners or any other person by the Partnership, any Other Fund GP or any of their Affiliates (in any capacity) in respect of Carried Interest. For purposes of determining any “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Partnership, any Other

Fund GPs or their Affiliates on behalf of a Partner or Withdrawn Limited Partner (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Partners and Withdrawn Limited Partners as members, partners or other equity owners of the Partnership, any Other Fund GPs or their Affiliates.

“Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Cause” with respect to any Partner has the meaning ascribed to such term in the letter agreement between such Partner and Blackstone setting forth the terms of such Partner becoming a Senior Managing Director or otherwise an employee (as applicable) of Blackstone (such agreement as from time to time amended and as in effect as of the applicable date, the “Employment Agreement”); provided, that with respect to any Partner who is not a party to an Employment Agreement, “Cause” means the occurrence or existence of any of the following with respect to such Partner, as determined fairly, reasonably, on an informed basis and in good faith by the Delaware GP: (i) (w) any breach by any Partner of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Partner that are established by the Delaware GP, (y) such Partner’s deliberate failure to perform his or her duties to the Partnership or any of its Affiliates, or (z) such Partner’s committing to or engaging in any conduct or behavior that is or may be harmful to the Partnership or any of its Affiliates in a material way as determined by the Delaware GP; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the Delaware GP has given such Partner written notice (a “Notice of Breach”) within fifteen days after the Delaware GP becomes aware of such action and such Partner fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt of such Notice of Breach from the Delaware GP (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that such Partner is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Partnership or any of its Affiliates; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Partner individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Partner’s ability to function as a Partner of the Partnership, taking into account the services required of such Partner and the nature of the business of the Partnership and its Affiliates or (B) the business of the Partnership and its Affiliates.

“Cayman GP” means GSO Capital Opportunities Associates II (Cayman) Ltd., a Cayman Islands exempted limited company and a general partner of the Partnership.

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e).

“Clawback Amount” means the “Clawback Amount” (as defined in Section 5.05(A) of the GCOF II Partnership Agreement) and any other clawback amount payable to GCOF II (or to the limited partners of GCOF II) pursuant to any GCOF II Agreement, as applicable.

“Clawback Provisions” means Section 5.05 and Appendix B of the GCOF II Partnership Agreement and any other similar provisions in any other GCOF II Agreement existing heretofore or hereafter entered into, which Appendix B is incorporated herein by reference and made a part hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Commitment Agreements” means the agreements between the Partnership and the Partners, pursuant to which each Partner undertakes certain obligations, including the obligation to make capital contributions pursuant to Sections 4.1 and 7.1. The Commitment Agreements are hereby incorporated by reference as between the Partnership and the relevant Partner.

“Partnership” has the meaning set forth in the preamble hereto.

“Contingent” means subject to repurchase rights and/or other requirements.

The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” when used with reference to another person means any person controlled by such other person.

“Delaware GP” means GSO Capital Opportunities Associates II (Delaware) LLC, a Delaware limited liability company and a general partner of the Partnership.

“Deceased Partner” means any Partner or Withdrawn Limited Partner who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Partner shall refer collectively to the Deceased Partner and the estate and heirs or legal representative of such Deceased Partner, as the case may be, that have received such Deceased Partner’s interest in the Partnership.

“Default Interest Rate” means the lower of (i) the sum of (a) the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate and (b) 5%, or (ii) the highest rate of interest permitted under applicable law.

“Disabling Event” means (a) the Withdrawal of the last remaining General Partner, other than in accordance with Section 6.4(a), (b) if a General Partner (i) makes an assignment for the benefit of its creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding described in clause (iv), or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of a General Partner or of all or substantially all of its properties, (c) the incapacity of a General Partner or (d) any other event that causes both General Partners to cease to be a general partner of the Partnership as provided in the Act.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3.

“Excess Holdback” has the meaning set forth in Section 4.1(d).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Limited Partner” means any Partner who is neither a Retaining Withdrawn Limited Partner nor a Deceased Partner.

“FATCA” means one or more of the following, as the context requires:

(1) Sections 1471 to 1474 of the Code and any associated legislation, regulations or guidance, commonly referred to as the U.S. Foreign Account Tax Compliance Act, the Common Reporting Standard (“CRS”) issued by the Organisation for Economic Cooperation and Development, or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes;

(2) any intergovernmental agreement, treaty or any other arrangement between the Cayman Islands and any of the United States, the United Kingdom or any other jurisdiction (including between any government bodies in each relevant jurisdiction), entered into to facilitate, implement, comply with or supplement the legislation, regulations or guidance described in paragraph (1); and

(3) any legislation, regulations or guidance implemented in the Cayman Islands to give effect to the matters outlined in the preceding paragraphs.

“Final Event” means the death, Total Disability, Incompetence, Bankruptcy, liquidation, dissolution or withdrawal from the Partnership of any person who is a Partner.

“Firm Advances” has the meaning set forth in Section 7.1.

“Firm Collateral” means a Partner’s or Withdrawn Limited Partner’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Partnership, and certain other assets of such Partner or Withdrawn Limited Partner, in each case that has been pledged or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Partner or Withdrawn Limited Partner as more fully described in the Partnership’s books and records; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(v)(B) with respect to Firm Collateral, and Section 4.1(d)(viii)(B) with respect to Special Firm Collateral.

“Fiscal Year” means a calendar year, or any other period chosen by the Delaware GP.

“Fund GP” means the Partnership (only with respect to the GP-Related GCOF II Interest) and the Other Fund GPs.

“GAAP” has the meaning specified in Section 5.1(a).

“GCOF II” means (i) GSO Capital Opportunities Fund II L.P. and GSO Capital Opportunities Cayman Overseas Fund II L.P., each a Cayman Islands exempted limited partnership, and (ii) any other private investment partnerships for which the Partnership serves as general partner and, where the context requires, any parallel funds thereof or Alternative Investment Vehicles related thereto.

“GCOF II Agreements” means (i) the GCOF II Partnership Agreement, and (ii) any other GCOF II partnership agreements, as any of them may be amended, supplemented, restated or otherwise modified from time to time.

“GCOF II Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement, dated as of the date set forth therein, of GSO Capital Opportunities Fund II L.P., as it may be amended, supplemented, restated or otherwise modified from time to time.

“General Partner” or “General Partners” means the Cayman GP and/or the Delaware GP and any person admitted to the Partnership as an additional General Partner in accordance with the provisions of this Agreement (until such time as such person ceases to be a general partner of the Partnership as provided herein or in the Act), subject to the provisions of Section 3.4.

“Giveback Amount” means the amount of the Partnership’s obligations under the Giveback Provisions.

“Giveback Provisions” means Sections 6.05 and 6.06 of the GCOF II Partnership Agreement and any other similar provisions in any other GCOF II Agreement existing heretofore or hereafter entered into.

“GP-Related Capital Account” has the meaning set forth in Section 5.2.

“GP-Related Capital Contribution” has the meaning set forth in Section 4.1(a).

“GP-Related Class A Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Class B Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Commitment” with respect to any Partner means such Partner’s commitment to the Partnership relating to such Partner’s GP-Related Partner Interest, as set forth in the books and records of the Partnership, including, without limitation, any such commitment that may be set forth in such Partner’s Commitment Agreement or SMD Agreement, if any.

“GP-Related Defaulting Party” has the meaning set forth in Section 5.8(d).

“GP-Related Deficiency Contribution” has the meaning set forth in Section 5.8(d).

“GP-Related Disposable Investment” has the meaning set forth in Section 5.8(a).

“GP-Related GCOF II Interest” means the interest held by the Partnership in GCOF II, in the Partnership’s capacity as general partner of GCOF II, excluding any Capital Commitment GCOF II Interest that may be held by the Partnership.

“GP-Related GCOF II Investment” means the Partnership’s interest in an Investment (for purposes of this definition, as defined in the GCOF II Partnership Agreement), in the Partnership’s capacity as the general partner\of GCOF II, excluding any Capital Commitment Investment.

“GP-Related Giveback Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Investment” means any investment (direct or indirect) of the Partnership in respect of the GP-Related GCOF II Interest (including, without limitation, any GP-Related GCOF II Investment but excluding any Capital Commitment Investment).

“GP-Related Partner Interest” of a Partner means all interests of such Partner in the Partnership (other than such Partner’s Capital Commitment Partner Interest), including, without limitation, such Partner’s interest in the Partnership with respect to the GP-Related GCOF II Interest and with respect to all GP-Related Investments.

“GP-Related Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“GP-Related Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Partner; provided that any references in this Agreement to GP-Related Profit Sharing Percentages made (a) in connection with voting or voting rights or (b) GP-Related Capital Contributions with respect to GP-Related Investments (including Section 5.3(b)) means the “Non-Carried Interest Sharing Percentage” of each Partner; provided further that, the term “GP-Related Profit Sharing Percentage” shall not include any Capital Commitment Profit Sharing Percentage.

“GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Required Amounts” has the meaning set forth in Section 4.1(a).

“GP-Related Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“GP-Related Unrealized Net Income (Loss)” attributable to any GP-Related GCOF II Investment as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related GCOF II Investment if GCOF II’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by GCOF II to the Partnership (indirectly through the general partner of GCOF II) pursuant to the GCOF II Partnership Agreement with respect to such GP-Related GCOF II Investment were made on such date. “GP-Related Unrealized Net Income (Loss)” attributable to any other GP-Related Investment (other than a Capital Commitment Investment) as of any date means the GP-Related Net Income (Loss) that would be realized by the Partnership with respect to such GP-Related Investment if such GP-Related Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“GSO Fund” means (i) any of GSO Capital Opportunities Fund LP, GSO Capital Opportunities Overseas Fund L.P., GSO Capital Opportunities Overseas Master Fund L.P., GSO

Liquidity Partners LP, GSO Liquidity Overseas Partners LP, Blackstone / GSO Capital Opportunities Fund LP, Blackstone / GSO Capital Opportunities Overseas Fund L.P., Blackstone / GSO Capital Opportunities Overseas Master Fund L.P., GSO Targeted Opportunity Partners LP, GSO Targeted Opportunity Overseas Partners L.P., GSO Targeted Opportunity Overseas Intermediate Partners L.P., GSO Targeted Opportunity Master Partners L.P., GSO SJ Partners LP, GSO Capital Opportunities Fund II L.P. or GSO Capital Opportunities Cayman Overseas Fund II L.P., or (ii) any alternative vehicle or parallel fund relating to any of the partnerships referred to in clause (i) above.

“Holdback” has the meaning set forth in Section 4.1(d).

“Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Holdback Vote” has the meaning set forth in Section 4.1(d).

“Holdings” has the meaning set forth in the preamble hereto.

“Incompetence” means, with respect to any Partner, the determination by the Delaware GP in its sole discretion, after consultation with a qualified medical doctor, that such Partner is incompetent to manage his person or his property.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d).

“Interest” means a limited liability company interest (as defined in § 18-101(8) of the Act) in the Partnership, including those that are held by a Retaining Withdrawn Limited Partner and including any Partner’s GP-Related Partner Interest and Capital Commitment Partner Interest.

“Investment” means any investment (direct or indirect) of the Partnership designated by the Delaware GP from time to time as an investment in which the Partners’ respective interests shall be established and accounted for on a basis separate from the Partnership’s other businesses, activities and investments, including (a) GP-Related Investments, and (b) Capital Commitment Investments.

“Investor Note” means a promissory note of a Partner evidencing indebtedness incurred by such Partner to purchase a Capital Commitment Interest, the terms of which were or are approved by the Delaware GP and which is secured by such Capital Commitment Interest, all other Capital Commitment Interests of such Partner and all other interests of such Partner in Blackstone Collateral Entities; provided, that such promissory note may also evidence indebtedness relating to other interests of such Partner in Blackstone Collateral Entities, and such indebtedness shall be prepayable with Capital Commitment Net Income (whether or not such indebtedness relates to Capital Commitment Investments) as set forth in this Agreement, the Investor Note, the other BCE Agreements and any documentation relating to Other Sources; provided further, that references to “Investor Notes” herein refer to multiple loans made pursuant to such note, whether made with respect to Capital Commitment Investments or other BCE Investments, and references to an “Investor Note” refer to one such loan as the context requires. In no way shall any indebtedness incurred to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities be considered part of the Investor Notes for purposes hereof if the Lender or Guarantor is not the lender or guarantor with respect thereto.

“Investor Special Limited Partner” means any Special Limited Partner so designated at the time of its admission by the Delaware GP as a Partner of the Partnership.

“Issuer” means the issuer of any Security comprising part of an Investment.

“L/C” has the meaning set forth in Section 4.1(d).

“L/C Partner” has the meaning set forth in Section 4.1(d).

“Lender or Guarantor” means Blackstone Holdings I L.P., in its capacity as lender or guarantor under the Investor Notes, or any other Affiliate of the Partnership that makes or guarantees loans to enable a Partner to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities.

“Limited Partner” means any person who is shown on the books and records of the Partnership as a Limited Partner of the Partnership, including any Special Limited Partner and any Nonvoting Special Limited Partner.

“Loss Amount” has the meaning set forth in Section 5.8(e).

“Loss Investment” has the meaning set forth in Section 5.8(e).

“Majority in Interest of the Partners” on any date (a “vote date”) means one or more persons who are Partners (including the General Partners but excluding Nonvoting Special Limited Partners) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the Delaware GP as of which the Partners’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Partners (including the General Partners but excluding Nonvoting Special Limited Partners) on the vote date.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e).

“Net GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“Non-Carried Interest” means, with respect to each GP-Related Investment, all amounts of distributions, other than Carried Interest and other than Capital Commitment Distributions, received by the Partnership with respect to such GP-Related Investment, less any costs, fees and expenses of the Partnership with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Partnership that are anticipated with respect thereto, in each case which the Delaware GP may allocate to all or any portion of the GP-Related Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Partner in Non-Carried Interest from such GP-Related Investment set forth in the books and records of the Partnership.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Special Limited Partner” has the meaning set forth in Section 6.1(a).

“Other Blackstone Collateral Entity” means any Blackstone Entity (other than any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP” or “BFCOMP”) in which any limited partner interest, limited liability company interest, unit or other interest is pledged to secure any Investor Note.

“Other Fund GPs” means any entity (other than the Partnership) through which any Partner or Withdrawn Limited Partner directly receives any amounts of Carried Interest and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, neither Holdings nor any estate planning vehicle established for the benefit of family members of any Partner shall be considered a “Fund GP” for purposes hereof.

“Other Sources” means (i) distributions or payments of Capital Commitment Partner Carried Interest (which shall include amounts of Capital Commitment Partner Carried Interest which are not distributed or paid to a Partner but are instead contributed to a trust (or similar arrangement) to satisfy any “holdback” obligation with respect thereto), and (ii) distributions from Blackstone Collateral Entities (other than the Partnership) to such Partner.

“Partner” means any person who is a partner of the Partnership, including the Regular Limited Partners, the Delaware GP, the Cayman GP and the Special Limited Partners. Except as otherwise specifically provided herein, no group of Partners, including the Special Limited Partners and any group of Partners in the same Partner Category, shall have any right to vote as a class on any matter relating to the Partnership, including, but not limited to, any merger, reorganization, dissolution or liquidation.

“Partner Category” means the Delaware GP, Cayman GP, Existing Limited Partners, Retaining Withdrawn Limited Partners or Deceased Limited Partners, each referred to as a group for purposes hereof.

“Pledgable Blackstone Interest” has the meaning set forth in Section 4.1(d).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate.

“Qualifying Fund” means any fund designated by the Delaware GP as a “Qualifying Fund”.

“Regular Limited Partner” means any Partner, excluding the Delaware GP and any Special Limited Partners.

“Repurchase Period” has the meaning set forth in Section 5.8(b).

“Required Rating” has the meaning set forth in Section 4.1(d).

“Retained Portion” has the meaning set forth in Section 7.6.

“Retaining Withdrawn Limited Partner” means a Withdrawn Limited Partner who has retained a GP-Related Partner Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Limited Partner shall be considered a Nonvoting Special Limited Partner for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“SMD Agreements” means the agreements between the Partnership and/or one or more of its Affiliates and certain of the Partners, pursuant to which each such Partner undertakes certain obligations with respect to the Partnership and/or its Affiliates. The SMD Agreements are hereby incorporated by reference as between the Partnership and the relevant Partner.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged to the Trustee(s) to satisfy all or any portion of a Partner’s or Withdrawn Limited Partner’s Holdback (excluding any Excess Holdback) as more fully described in the Partnership’s books and records.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d).

“Special Limited Partner” means any person shown on the books and records of the Partnership as a Special Limited Partner of the Partnership, including any Nonvoting Special Limited Partner and any Investor Special Limited Partner.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Subject Investment” has the meaning set forth in Section 5.8(e).

“Subject Partner” has the meaning set forth in Section 4.1(d).

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Partner, whether by operation of law or otherwise.

“Total Disability” means the inability of a Partner substantially to perform the services required of a Regular Limited Partner for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement, dated as of the date set forth therein, as amended to date, among the Partners, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Unallocated Capital Commitment Interests” has the meaning set forth in Section 8.1(f).

“Winding Up Event” has the meaning set forth in Section 9.1(a).

“Withdraw” or “Withdrawal” with respect to a Partner means a Partner ceasing to be a partner of the Partnership (except as a Retaining Withdrawn Limited Partner) for any reason (including death, disability, removal, resignation or retirement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Partner means, as aforesaid, a Partner who has ceased to be a partner of the Partnership.

“Withdrawal Date” means the date of Withdrawal from the Partnership of a Withdrawn Limited Partner.

“Withdrawn Limited Partner” means a Partner whose interest in the Partnership has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Partner.

1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

2.1. General Partner and Limited Partners. The Partners may be General Partners or Limited Partners. The General Partners on the date hereof are the Cayman GP and the Delaware GP, subject to the provisions of Section 3.4. The Limited Partners shall be as shown on the books and records of the Partnership. The books and records of the Partnership contain the GP-Related Profit Sharing Percentage and GP-Related Commitment of each Partner (including, without limitation, the Delaware GP) with respect to the GP-Related Investments of the Partnership as of the date hereof. The books and records of the Partnership contain the Capital Commitment Profit Sharing Percentage and Capital Commitment-Related Commitment, if any, of each Partner (including, without limitation, the Delaware GP) with respect to the Capital Commitment Investments of the Partnership as of the date hereof. The books and records of the Partnership shall be amended by the Delaware GP from time to time to reflect additional GP-Related Investments, additional Capital Commitment Investments, dispositions by the Partnership of GP-Related Investments, dispositions by the Partnership of Capital Commitment Investments, the GP-Related Profit Sharing Percentages of the Partners (including, without limitation, the Delaware GP) as modified from time to time, the Capital Commitment Profit Sharing Percentages of the Partners (including, without limitation, the Delaware GP) as modified from time to time, the admission of additional Partners, the Withdrawal of Partners, and the transfer or assignment of interests in the Partnership pursuant to the terms of this Agreement. At the time of admission of each additional Partner, the Delaware GP shall determine in its sole discretion the GP-Related Investments and Capital Commitment Investments in which such Partner shall participate and such Partner’s GP-Related Commitment, Capital Commitment-Related Commitment, GP-Related Profit Sharing Percentage with respect to each such GP-Related Investment and Capital Commitment Profit Sharing Percentage with respect to each such Capital Commitment Investment. Each Partner may have a GP-Related Partner Interest and/or a Capital Commitment Partner Interest.

2.2. Formation; Name; Foreign Jurisdictions. The Partnership is hereby continued as an exempted limited partnership in the Cayman Islands pursuant to the Act and shall conduct its activities on and after the date hereof under the name of GSO Capital Opportunities Associates LP. Any certificate or statement of the Partnership required under the Act may be amended and/or restated from time to time by the Delaware GP. The Delaware GP is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

2.3. Term.

The term of the Partnership shall continue until December 31, 2061, unless earlier wound up and dissolved in accordance with this Agreement.

2.4. Purposes; Powers.

(a) The purposes of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates,

(i) to serve as the general partner of GCOF II and perform the functions of a general partner of GCOF II specified in the GCOF II Agreements,

(ii) to serve as a capital partner and/or limited partner of GCOF II and perform the functions of a capital partner and/or limited partner of GCOF II specified in the GCOF II Agreements,

(iii) to serve as a general partner or limited partner of other partnerships and perform the functions of a general partner or limited partner specified in the respective partnership agreements, as amended, supplemented or otherwise modified from time to time, of any such partnerships,

(iv) to serve as a member of limited liability companies and perform the functions of a member specified in the respective limited liability company agreements, as amended, supplemented or otherwise modified from time to time, of any such limited liability company,

(v) to invest in Capital Commitment Investments and/or GP-Related Investments and acquire and invest in Securities or other property (directly or indirectly through GCOF II (including any Alternative Investment Vehicles and any parallel funds), including, without limitation, in connection with any action referred to in any of clauses (i) through (iv) above,

(vi) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the Delaware GP and as are permitted under the Act, the GCOF II Agreements, the respective partnership agreement of any partnership referred to in clause (iii) above and the respective limited liability company agreement of any limited liability company referred to in clause (iv) above, in the case of each of the foregoing, as amended, supplemented or otherwise modified from time to time,

(vii) any other lawful purpose, and

(viii) to do all things necessary, desirable, convenient or incidental thereto.

(b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to be and become a general or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of Investments or the acquisition, holding or disposition of Securities or other property or as otherwise deemed appropriate by the Delaware GP in the conduct of the Partnership’s business, and to take any action in connection therewith;

(ii) to acquire and invest in general or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in Investments and Securities or other property or direct or indirect interests therein, whether such Investments and Securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, Investments or Securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iii) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(iv) to invest and reinvest the cash assets of the Partnership in money-market or other short-term investments;

(v) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Partnership;

(vi) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(vii) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(viii) to have and maintain one or more offices within or without the Cayman Islands, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(ix) to open, maintain and close accounts, including margin accounts, with brokers;

(x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xi) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(xiv) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Partners cash or investments or other property of the Partnership, or any combination thereof; and

(xvi) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware law.

2.5. Place of Business. The Partnership shall maintain a principal office at 345 Park Avenue, New York, New York 10154 and a registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Partnership shall maintain an office and principal place of business at such other place or places as the Delaware GP specifies from time to time and as set forth in the books and records of the Partnership.

ARTICLE III

MANAGEMENT

3.1. General Partners. The Cayman GP and the Delaware GP shall be the “General Partners,” subject to the provisions of Section 3.4. A General Partner may not be removed without its consent. The management of the business and affairs of the Partnership shall be vested in the General Partners as provided in Section 3.4.

3.2. Partner Voting, etc.

(a) Except as may be expressly required or permitted by the Act, Limited Partners as such shall have no right to, and shall not, take part in the management, conduct or control of the Partnership’s business or act for or bind the Partnership, and shall have only the rights and powers granted to Limited Partners herein.

(b) To the extent a Partner is entitled to vote with respect to any matter relating to the Partnership, such Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

(c) Meetings of the Partners may be called only by the Delaware GP.

3.3. Management.

(a) The management, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested in the General Partners, and the General Partners shall have full control over the business and affairs of the Partnership; provided that any provision of this Agreement to the contrary notwithstanding, except as otherwise required by applicable law, (i) the Cayman GP shall have exclusive power, authority, management, control and operation with respect to the voting of securities of portfolio companies of any Fund (as hereinafter defined) and/or the Partnership, and (ii) the Delaware GP shall have exclusive power, authority, management, control and operation with respect to all matters of any kind except the voting of securities of portfolio companies of any Fund and/or the Partnership (including any COF II Portfolio Companies), and (iii) each reference in this Agreement to the “General Partner” or “General Partners” in relation to the power, authority, management, control and operation of the Partnership means the Delaware GP, unless such reference relates to the power, authority, management, control and operation of the Partnership with respect to the voting of securities of portfolio companies of any Fund and/or the Partnership, in which case, such reference to the “General Partner” or “General Partners” means the Cayman GP. Subject to the proviso to the immediately preceding sentence, the General Partners shall, in the General Partner’s discretion, exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in Section 2.4, on behalf and in the name of the Partnership. All decisions and determinations (howsoever described herein) to be made by the General Partners pursuant to this Agreement shall be made in the General Partners’ discretion, subject only to the express terms and conditions of this Agreement. “Fund” means any of (x) COF II, or (y) any other partnership or other entity or investment vehicle of which the Partnership serves as general partner or in a similar capacity.

(b) Notwithstanding any provision in this Agreement to the contrary, the Partnership is hereby authorized, without the need for any further act, vote or consent of any person (directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as general partner of GCOF II, or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership Affiliate (as hereinafter defined), (i) to execute and deliver, and to perform the Partnership’s obligations under the GCOF II Agreements, including, without limitation, serving as a general partner of GCOF II, (ii) to execute and deliver, and to perform the Partnership’s obligations under, the governing agreement, as amended, supplemented, restated or otherwise modified (each a “Partnership Affiliate Governing Agreement”), of any other partnership, limited liability company or other entity (each a “Partnership Affiliate”) of which the

Partnership is to become a general or limited partner, member or other equity owner, including without limitation, serving as a general or limited partner, member or other equity owner of each Partnership Affiliate, and (iii) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the GCOF II Agreements or any Partnership Affiliate Governing Agreement (and any amendment, supplement, restatement and/or other modification of any of the foregoing).

(c) The Delaware GP and any other person designated by the Delaware GP, each acting individually, is hereby authorized and empowered, as an authorized representative of the Partnership or as an authorized person of the Delaware GP (within the meaning of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended, or otherwise) (the Delaware GP hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as general partner of GCOF II, or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership Affiliate), any of the following:

(A)	any agreement, certificate, instrument or other document of the Partnership, GCOF II or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications thereof), including, without limitation, the following: (I) the GCOF II Agreements and each Partnership Affiliate Governing Agreement, (II) Subscription Agreements on behalf of GCOF II, (III) side letters issued in connection with investments in GCOF II, and (IV) such other agreements, certificates, instruments and other documents as may be necessary or desirable in furtherance of the purposes of the Partnership, GCOF II or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing referred to in (I) through (IV) hereof);

(B)	the certificates of formation, certificates of limited partnership and/or other organizational documents of the Partnership, GCOF II or any Partnership Affiliate (and any amendments, supplements, restatements and/or other modifications thereof); and

(C)	any other certificates, notices, applications or other documents (and any amendments, supplements, restatements and/or other modifications thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Partnership, GCOF II or any Partnership Affiliate to qualify to do business in a jurisdiction in which the Partnership, GCOF II or such Partnership Affiliate desires to do business;

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Partnership, on its own behalf or in its capacity as general partner of GCOF II, or in the Partnership’s capacity as a general or limited partner, member or other equity owner of any Partnership Affiliate): (A) any certificates, forms, notices, applications or other documents to be filed with any government or governmental or regulatory body on behalf of the Partnership, GCOF II or any Partnership Affiliate, (B) any certificates, forms, notices, applications or other documents that may be necessary or advisable in connection with any bank account of the Partnership, GCOF II or any Partnership Affiliate or any banking facilities or services that may be utilized by the Partnership, GCOF II or any Partnership Affiliate, and all checks, notes, drafts and other documents of the Partnership, GCOF II or any Partnership Affiliate that may be required in connection with any such bank account or banking facilities or services, (C) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(c), each acting individually, shall be deemed to have been adopted by the Delaware GP, the Partnership, GCOF II or any Partnership Affiliate, as applicable, for all purposes).

The authority granted to any person (other than the Delaware GP) in this Section 3.3(c) may be revoked at any time by the Delaware GP by an instrument in writing signed by the Delaware GP.

3.4. Responsibilities of Partners. (a) Unless otherwise determined by the Delaware GP in a particular case, each Regular Limited Partner shall devote substantially all his time and attention to the businesses of the Partnership (but shall not be involved in the conduct of the business of the Partnership) and its Affiliates, and each Special Limited Partner shall not be required to devote any time or attention to the businesses of the Partnership or its Affiliates.

(b) All outside business or investment activities of the Partners (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the Delaware GP from time to time.

(c) The Delaware GP may from time to time establish such other rules and regulations applicable to Partners or other employees as the Delaware GP deems appropriate, including rules governing the authority of Partners or other employees to bind the Partnership to financial commitments or other obligations.

3.5. Exculpation and Indemnification. (a) Liability to Partners. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Partner nor any of such Partner’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Partnership or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Partnership or any other Partner for any act or omission (in relation to the Partnership, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Partnership, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Partner or the Partnership. To the extent that, at law or in equity, a Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, to the fullest extent permitted by law, such Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Partner otherwise existing at law or in equity, are agreed by the Partners, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Partner.

(b) Indemnification. (i) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless (but only to the extent of the Partnership’s assets (including, without limitation, the remaining capital commitments of the Partners) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Partnership or which relate to or arise out of or in connection with the Partnership, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Partnership and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Partner or a Withdrawn Limited Partner, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s GP-Related Profit Sharing Percentage in the Partnership as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the Delaware GP) in defending any claim, demand, action, suit or proceeding may, with the approval of the Delaware GP, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Partnership and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Partnership and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Partner institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Partner shall be responsible, up to the amount of such Partner’s Interests and remaining capital commitment, for such Partner’s pro rata share of the Partnership’s expenses related to such indemnity obligation, as determined by the Delaware GP. The Partnership may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Partners will not be personally obligated with respect to indemnification pursuant to this Section.

(ii) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Partnership’s obligations hereunder are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing GCOF II and/or a particular portfolio entity through which an Investment is indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced by GCOF II and/or such portfolio entity (or applicable insurance policies maintained by GCOF II and/or such portfolio entity). The Partnership’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from GCOF II and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Partnership (or any Affiliate thereof other than GCOF II) pays or causes to be paid any amounts that should have been paid by GCOF II and/or the applicable portfolio entity, it is agreed among the Partners that the Partnership shall have a subrogation claim against GCOF II and/or such portfolio entity in respect of such advancement or payments. The Delaware GP and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement as the Delaware GP may determine necessary or advisable to give effect to or otherwise implement the foregoing. The Delaware GP shall have the authority to enter into separate agreements with any Covered Person in order to give effect to the obligations to indemnify pursuant to this Section 3.5.

3.6. Representations of Partners.

(a) Each Regular or Special Limited Partner by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the Act) represents and warrants to every other Partner and to the Partnership, except as may be waived by the Delaware GP, that such Partner is acquiring each of such Partner’s Interests for such Partner’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such Interest or in the rights of such Partner hereunder; provided, that a Partner may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Regular or Special Limited Partner represents and warrants that such Partner understands that the Interests have not been registered under the Securities Act of 1933 and therefore such Interests may not be resold without registration under such Act or exemption from such registration, and that accordingly such Partner must bear the economic risk of an investment in the Partnership for an indefinite period of time. Each Regular or Special Limited Partner represents that such Partner has such knowledge and experience in financial and business matters, that such Partner is capable of evaluating the merits and risks of an investment in the Partnership, and that such Partner is able to bear the economic risk of such investment. Each Regular or Special Limited Partner represents that such Partner’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Partner’s net worth and the Partner has no need for liquidity in the Partner’s investment in Interests. Each Regular or Special Limited Partner represents that to the full satisfaction of the Partner, the Partner has been furnished any materials that such Partner has requested relating to the Partnership, any Investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering of Interests and any matters pertaining to each Investment and to obtain any other additional information relating thereto. Each Regular or Special Limited Partner represents that the Partner has consulted to the extent deemed appropriate by the Partner with the Partner’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Partner.

(b) Each Regular or Special Limited Partner agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Partner (1) makes a capital contribution to the Partnership (whether as a result of Firm Advances made to such Partner or otherwise) with respect to any Investment, and such Partner hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Partner hereby agrees that such repayment shall serve as confirmation thereof.

3.7. Tax Information. Each Regular or Special Limited Partner certifies that (A) if the Partner is a United States person (as defined in the Code) (x) (i) the Partner’s name, social security number (or, if applicable, employer identification number) and address provided to the Partnership and its

Affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Partner will complete and return a W-9, and (y) (i) the Partner is a United States person (as defined in the Code) and (ii) the Partner will notify the Partnership within 60 days of a change to foreign (non-United States) status or (B) if the Partner is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Partner will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Partner is not a United States person (as defined in the Code) and (ii) the Partner will notify the Partnership within 60 days of any change of such status. The Partner agrees to properly execute and provide to the Partnership in a timely manner any tax documentation that may be reasonably required by the Partnership or the Delaware GP.

ARTICLE IV

CAPITAL OF THE COMPANY

4.1. Capital Contributions by Partners. Each Regular Limited Partner shall be required to make capital contributions to the Partnership (“GP-Related Capital Contributions”) at such times and in such amounts (the “GP-Related Required Amounts”) as are required to satisfy the Partnership’s obligation to make capital contributions to GCOF II in respect of any GP-Related GCOF II Investment and as are otherwise determined by the Delaware GP from time to time or as may be set forth in such Regular Limited Partner’s Commitment Agreement or SMD Agreement, if any. Special Limited Partners shall not be required to make GP-Related Capital Contributions to the Partnership in excess of the GP-Related Required Amounts, except (i) as a condition of an increase in such Special Limited Partner’s GP-Related Profit Sharing Percentage or (ii) as specifically set forth in this Agreement; provided, that the Delaware GP and any Special Limited Partner may agree from time to time that such Special Limited Partner shall make an additional GP-Related Capital Contribution to the Partnership; provided further, that each Investor Special Limited Partner shall maintain its GP-Related Capital Accounts at an aggregate level equal to the product of (i) its GP-Related Profit Sharing Percentage from time to time and (ii) the total capital of the Partnership related to the GP-Related GCOF II Interest.

(b) Each GP-Related Capital Contribution by a Partner shall be credited to the appropriate GP-Related Capital Account of such Partner in accordance with Section 5.2.

(c) The Delaware GP may elect on a case by case basis to (i) cause the Partnership to loan any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) the amount of any GP-Related Capital Contribution required to be made by such Partner or (ii) permit any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1) to make a required GP-Related Capital Contribution to the Partnership in installments, in each case on terms determined by the Delaware GP.

(d) (i) The Partners and the Withdrawn Limited Partners have entered into the Trust Agreement, pursuant to which certain amounts of Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”). The Delaware GP shall determine, as set forth below, the percentage of Carried Interest that shall be withheld for the Delaware GP and each Partner Category (such withheld percentage constituting the Delaware GP’s and such Partner Category’s “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for the Delaware GP, 15% for Existing Limited

Partners (other than the Delaware GP), 21% for Retaining Withdrawn Limited Partners (other than the Delaware GP) and 24% for Deceased Partners (the “Initial Holdback Percentages”). Any provision of this Agreement not the contrary notwithstanding, the Holdback Percentage for the Delaware GP shall not be subject to change pursuant to clause (ii), (iii) or (iv) of this Section 4.1(d).

(ii) The Holdback Percentage may not be reduced for any individual Partner as compared to the other Partners in his Partner Category (except as provided in clause (iv) below). The Delaware GP may only reduce the Holdback Percentages among the Partner Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Limited Partners is decreased to 12.5%, the Holdback Percentage for Retaining Withdrawn Limited Partners and Deceased Partners shall be reduced to 17.5% and 20%, respectively. Any reduction in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Partner as compared to the other Partners in his Partner Category (except as provided in clause (iv) below). The Delaware GP may not increase the Retaining Withdrawn Limited Partners’ Holdback Percentage beyond 21% unless the Delaware GP concurrently increases the Existing Limited Partners’ Holdback Percentage to the Holdback Percentage of the Retaining Withdrawn Limited Partners. The Delaware GP may not increase the Deceased Partners’ Holdback Percentage beyond 24% unless the Delaware GP increases the Holdback Percentage for both Existing Limited Partners and Retaining Withdrawn Limited Partners to 24%. The Delaware GP may not increase the Holdback Percentage of any Partner Category beyond 24% unless such increase applies equally to all Partner Categories. Any increase in the Holdback Percentage for any Partner shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the Delaware GP from proportionately increasing the Holdback Percentage of any Partner Category (following a reduction of the Holdback Percentages below the Initial Holdback Percentages), if the resulting Holdback Percentages are consistent with the above. For example, if the Delaware GP reduces the Holdback Percentages for Existing Limited Partners, Retaining Withdrawn Limited Partners and Deceased Partners to 12.5%, 17.5% and 20%, respectively, the Delaware GP shall have the right to subsequently increase the Holdback Percentages to the Initial Holdback Percentages.

(iv) (A) Notwithstanding anything contained herein to the contrary, the Partnership may increase or decrease the Holdback Percentage for any Partner in any Partner Category (in such capacity, the “Subject Partner”) pursuant to a majority vote of the Regular Limited Partners (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to the Delaware GP shall not be increased or decreased without its prior written consent; provided further, that a Subject Partner’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Partner (x) is notified by the Partnership of the decision to increase such Subject Partner’s Holdback Percentage and (y) has, if requested by such Subject Partner, been given 30 days to gather and provide information to the Partnership for consideration before a second Holdback Vote (requested by the Subject Partner) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Partner’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Partner’s Holdback Percentage is less than the prevailing Holdback Percentage for the Partner Category of such Subject Partner; provided further, that a Partner shall not vote to increase a Subject Partner’s Holdback Percentage unless such voting Partner determines, in his good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Partner, or any of his successors or assigns (including his estate or heirs) who at the time of such vote holds the GP-Related Partner Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any GP-Related Recontribution Amounts that may become due.

(B)	A Holdback Vote shall take place at a Partnership meeting. Each Regular Limited Partner shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Regular Limited Partner’s interest in the Partnership. Such vote may be cast by any Regular Limited Partner in person or by proxy.

(C)	If the result of the second Holdback Vote is an increase in a Subject Partner’s Holdback Percentage, such Subject Partner may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Partner and the Partnership; provided, that if the Partnership and the Subject Partner cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Partnership and the Subject Partner shall request their candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Partner that submits the decision of the Partnership pursuant to the second Holdback Vote to arbitration and the Partnership shall estimate their reasonably projected out-of-pocket expenses relating thereto, and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Partner’s and the Partnership’s expenses) into an escrow account to be controlled by Simpson Thacher & Bartlett LLP, as escrow agent (or such other comparable law firm as the Partnership and the Subject Partner shall agree). The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the Partnership if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Partner’s Partner Category; otherwise, the Subject Partner shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D)	In the event of a decrease in a Subject Partner’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Partnership shall release and distribute to such Subject Partner any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Partner (in accordance with such Subject Partner’s reduced Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Partner’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Partner’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Partner may satisfy the portion of his Holdback obligation in respect of his Excess Holdback Percentage (such portion constituting such Partner’s “Excess Holdback”), and such Partner (or a Withdrawn Limited Partner with respect to amounts contributed to the Trust Account while he was a Partner), to the extent his Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Limited Partner) satisfying such Partner’s or Withdrawn Limited Partner’s Excess Holdback obligation, by pledging or otherwise making available to the Partnership, on a first priority basis (except as provided below), all or any portion of his Firm Collateral in satisfaction of his Excess Holdback obligation. Any Partner seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Delaware GP) to perfect a first priority security interest in, and otherwise assure the ability of the Partnership to realize on (if required), such Firm Collateral; provided, that, in the case of entities listed in the Partnership’s books and records in which Partners are permitted to pledge their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Partner or Withdrawn Limited Partner seeking to utilize such Firm Collateral shall grant the Partnership a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available, or (y) if the Delaware GP otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Partner or Withdrawn Limited Partner shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the Partnership’s books and records to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Partnership shall, at the request of any Partner or Withdrawn Limited Partner, assist such Partner or Withdrawn Limited Partner in taking such action necessary to enable such Partner or Withdrawn Limited Partner to use Firm Collateral as provided hereunder.

(B)	If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Partner’s or Withdrawn Limited Partner’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Limited Partner from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust Account to fully satisfy such Excess Holdback requirement (allocated to such Partner or Withdrawn Limited Partner) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Partner or Withdrawn Limited Partner.

(C)

Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Partner’s or Withdrawn Limited Partner’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any

Partner’s or Withdrawn Limited Partner’s Excess Holdback requirement), the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Limited Partner and such Partner or Withdrawn Limited Partner shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his Excess Holdback requirement. If any such Partner or Withdrawn Limited Partner defaults upon his obligations under this clause (C), then Section 5.8(d)(iv) shall apply thereto; provided, that clause (A) of the first sentence of Section 5.8(d)(iv) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(iv) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(iv) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(iv) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Partner or Withdrawn Limited Partner may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Limited Partner) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Partner or Withdrawn Limited Partner or (B) require the Partnership to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any Partner or Withdrawn Limited Partner choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Partner”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P and P-1 by Moody’s (if the L/C is for a term of 1 year or less), or (y) long-term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Partner shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of GCOF II, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Partner fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Partner 10 days prior to drawing on any L/C. The Trustee(s) may (as directed by the Partnership in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Partner’s obligation relating to the Partnership’s obligations under the Clawback Provisions or (II) an L/C Partner has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Partnership, shall return to any L/C Partner his L/C upon (1) the termination of the Trust Account and satisfaction of the Partnership’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Partner satisfying his entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder), or (3) the release, by the Trustee(s), as directed by the Partnership, of all amounts in the Trust Account to the Partners or Withdrawn Limited Partners. If an L/C Partner satisfies a portion of his Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Partnership, release a portion of the amounts in the Trust Account to the Partners or Withdrawn Limited Partners in the Partner Category of such L/C Partner, the L/C of an L/C

Partner may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Partnership; provided, that in no way shall the general release of any Trust Income cause an L/C Partner to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Partnership relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Partnership may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B)	In lieu of the foregoing, any Existing Limited Partner may pledge with respect to any in-kind distribution the Special Firm Collateral referred to in asset category 5 on the Partnership’s books and records; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130% of the required Holdback Amount for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback Amount. Paragraphs 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback Amount specified in the first sentence of this clause (vii)(B), the related Partner may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Regular Limited Partner or Withdrawn Limited Partner may satisfy all or any portion of his Holdback (excluding any Excess Holdback), and such Partner or a Withdrawn Limited Partner may, to the extent his Holdback (excluding any Excess Holdback) has been previously been satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Partner or Withdrawn Limited Partner) that satisfy such Partner’s or Withdrawn Limited Partner’s Holdback (excluding any Excess Holdback) by pledging to the Trustee(s) on a first priority basis all of his Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Partner or Withdrawn Limited Partner (as more fully set forth below). Any Partner seeking to satisfy such Partner’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Delaware GP) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s) to realize on (if required), such Special Firm Collateral.

(B)

If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Partner’s or Withdrawn Limited Partner’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Partner or Withdrawn Limited Partner from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Partner or Withdrawn Limited Partner) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Partner or Withdrawn Limited Partner. To the extent a Qualifying Fund distributes Securities to a Partner or Withdrawn Limited Partner in connection with a Special Firm Collateral Realization, such Partner or Withdrawn Limited Partner shall be required to promptly fund such Partner’s or Withdrawn Limited Partner’s deficiency with respect to his Holdback in cash or an L/C.

(C)	Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the Partnership’s books and records), if such Partner’s or Withdrawn Limited Partner’s Special Firm Collateral is valued at less than such Partner’s Holdback (excluding any Excess Holdback) as provided in the Partnership’s books and records, taking into account other permitted means of satisfying the Holdback hereunder, the Partnership shall provide notice of the foregoing to such Partner or Withdrawn Limited Partner and, within 10 business days of receiving such notice, such Partner or Withdrawn Limited Partner shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Partner or Withdrawn Limited Partner defaults upon his obligations under this clause (C), then Section 5.8(d)(iv) shall apply thereto; provided, that the first sentence of Section 5.8(d)(iv) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(iv) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(iv) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(iv) shall be construed as the amount due pursuant to this clause (C).

(D)	Upon a Partner becoming a Withdrawn Limited Partner, at any time thereafter the Delaware GP may revoke the ability of such Withdrawn Limited Partner to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Limited Partner’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E)	Nothing in this Section 4.1(d)(viii) shall prevent any Partner or Withdrawn Limited Partner from using any amount of such Partner’s interest in a Qualifying Fund as Firm Collateral; provided that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

4.2. Interest. No interest shall accrue or be payable on the balances in a Partner’s GP-Related Capital Accounts or Capital Commitment-Related Capital Accounts.

4.3. Withdrawals of Capital. Each Partner may make partial withdrawals in respect of such Partner’s GP-Related Capital Accounts or Capital Commitment-Related Capital Accounts in such amounts and at such times as may be permitted by the Delaware GP from time to time. Payments with respect to any such partial withdrawals will be made at such times and in cash or in kind as may be determined by the Delaware GP.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

5.1. General Accounting Matters. (a) GP-Related Net Income (Loss) shall be determined by the Delaware GP at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “GP-Related Net Income (Loss)” from any activity of the Partnership related to the GP-Related GCOF II Interest for any accounting period means (i) the gross income realized by the Partnership from such activity during such accounting period less (ii) all expenses of the Partnership, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for any accounting period in which such GP-Related Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for the accounting period in which such GP-Related Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such GP-Related Investment and the gross amount of dividends, interest or other income received by the Partnership from such GP-Related Investment during such accounting period less (ii) the sum of the cost or other basis to the Partnership of such GP-Related Investment and all expenses of the Partnership for such accounting period that are allocable to such GP-Related Investment.

GP-Related Net Income (Loss) shall be determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing GP-Related Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value on the books of the Partnership that differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset on the books of the Partnership pursuant to Regulation Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing GP-Related Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from a GP-Related Investment that is payable to Partnership employees in respect of “phantom interests” in such GP-Related Investment awarded by the Delaware GP to employees shall be included as an expense in the calculation of GP-Related Net Income (Loss) from such GP-Related Investment, and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Partnership, Holdings and other Affiliates of the Partnership shall be allocated among the Partnership, Holdings and such Affiliates, among various Partnership activities and GP-Related Investments and between accounting periods, in each case as determined by the Delaware GP. Any adjustments to GP-Related Net Income (Loss) by the Delaware GP, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”); provided, that the Delaware GP shall not be required to make any such adjustment.

(c) An accounting period shall be a Fiscal Year, except that, at the option of the Delaware GP, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Partner or the Settlement Date of a Withdrawn Limited Partner, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the Delaware GP does not elect to terminate an accounting period and begin a new accounting period, then the Delaware GP may make such adjustments as it deems appropriate to the Partners’ GP-Related Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of GP-Related Unallocated Percentages or adjustments to GP-Related Profit Sharing Percentages pursuant to Section 5.3) to reflect the Partners’ average GP-Related Profit Sharing Percentages during such accounting period; provided, that the GP-Related Profit Sharing Percentages of Partners in GP-Related Net Income (Loss) from GP-Related Investments acquired during such accounting period will be based on GP-Related Profit Sharing Percentages in effect when each such GP-Related Investment was acquired.

(d) In establishing GP-Related Profit Sharing Percentages and allocating GP-Related Unallocated Percentages pursuant to Section 5.3, the Delaware GP may consider such factors as it deems appropriate.

(e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Delaware GP and approved by the Partnership’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Partners, all Withdrawn Limited Partners, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto.

5.2. GP-Related Capital Accounts. (a) There shall be established for each Partner on the books of the Partnership, to the extent and at such times as may be appropriate, one or more capital accounts as the Delaware GP may deem to be appropriate for purposes of accounting for such Partner’s interests in the capital of the Partnership related to the GP-Related GCOF II Interest and the GP-Related Net Income (Loss) of the Partnership (each a “GP-Related Capital Account”).

(b) As of the end of each accounting period or, in the case of a contribution to the Partnership by one or more of the Partners or a distribution by the Partnership to one or more of the Partners, at the time of such contribution or distribution, (i) the appropriate GP-Related Capital Accounts of each Partner shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Partner to the capital of the Partnership related to such Partner’s GP-Related Partner Interest during such accounting period, and (B) the GP-Related Net Income allocated to such Partner for such accounting period; and (ii) the appropriate GP-Related Capital Accounts of each Partner shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Partnership referred to in Section 6.5 (as such amount is paid) and the value of any property distributed to such Partner during such accounting period with respect to such Partner’s GP-Related Partner Interest and (y) the GP-Related Net Loss allocated to such Partner for such accounting period.

5.3. GP-Related Profit Sharing Percentages. (a) Prior to the beginning of each annual accounting period, the Delaware GP shall establish the profit sharing percentage (the “GP-Related Profit Sharing Percentage”) of each Partner in each category of GP-Related Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the Delaware GP deems appropriate, including those referred to in Section 5.1(d); provided, that (i) the Delaware GP may elect to establish GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment acquired by the Partnership during such accounting period at the time such GP-Related Investment is acquired in accordance with paragraph (d) below and (ii) GP-Related Net Income (Loss) for such accounting period from any GP-Related Investment shall be allocated in accordance with the GP-Related Profit Sharing Percentages in such GP-Related Investment established in accordance with paragraph (d) below. The Delaware GP may establish different GP-Related Profit Sharing Percentages for any Partner in different categories of GP-Related Net Income (Loss). In the case of the Withdrawal of a Partner, such former Partner’s GP-Related Profit Sharing Percentages shall be allocated by the Delaware GP to one or more of the remaining Partners. In the case of the admission of any Partner to the Partnership as an additional Partner, the GP-Related Profit Sharing Percentages of the other Partners shall be reduced by an amount equal to the GP-Related Profit Sharing Percentage allocated to such new Partner pursuant to Section 6.1(b); such reduction of each other Partner’s GP-Related Profit Sharing Percentage shall be pro rata based upon such Partner’s GP-Related Profit Sharing Percentage as in effect immediately prior to the admission of the new Partner. Notwithstanding the foregoing, the Delaware GP may also adjust the GP-Related Profit Sharing Percentage of any Partner for any annual accounting period at the end of such annual accounting period in its sole discretion.

(b) The Delaware GP may elect to allocate to the Partners less than 100% of the GP-Related Profit Sharing Percentages of any category for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of GP-Related Profit Sharing Percentages (any remainder of such GP-Related Profit Sharing Percentages being called an “GP-Related Unallocated Percentage”); provided, that any GP-Related Unallocated Percentage in any category of GP-Related Net Income (Loss) for any annual accounting period that is not allocated by the Delaware GP within 90 days after the end of such accounting period shall be deemed to be allocated among all Partners (including the Delaware GP) in the manner determined by the Delaware GP in its sole discretion.

(c) Unless otherwise determined by the Delaware GP in a particular case, (i) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment shall be allocated in proportion to the Partners’ respective GP-Related Capital Contributions in respect of such GP-Related Investment and (ii) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from each GP-Related Investment shall be fixed at the time such GP-Related Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the Delaware GP pursuant to Section 5.7. The Cayman GP shall have no GP-Related Profit Sharing Percentage in GP-Related Net Income (Loss) from any GP-Related Investment, but shall receive its pro rata share, based on its capital contribution, of earnings on short-term and temporary investments of the Partnership.

5.4. Allocations of GP-Related Net Income (Loss). (a) Except as provided in Section 5.4(d), GP-Related Net Income of the Partnership for each GP-Related Investment shall be allocated to the GP-Related Capital Accounts related to such GP-Related Investment of all the Partners participating in such GP-Related Investment (including the Delaware GP): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest distributed to the Partners; second, to Partners that received Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest in years prior to the years such GP-Related Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions)

or Carried Interest exceeded GP-Related Net Income allocated to such Partners in such earlier years; and third, to the Partners in the same manner that such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) GP-Related Net Loss of the Partnership shall be allocated as follows: (i) GP-Related Net Loss relating to realized losses suffered by GCOF II and allocated to the Partnership with respect to its pro rata share thereof (based on capital contributions made by the Partnership to GCOF II with respect to the GP-Related GCOF II Interest) shall be allocated to the Partners in accordance with each Partner’s Non-Carried Interest Sharing Percentage with respect to the GP-Related Investment giving rise to such loss suffered by GCOF II and (ii) GP-Related Net Loss relating to realized losses suffered by GCOF II and allocated to the Partnership with respect to the Carried Interest shall be allocated in accordance with a Partner’s (including Withdrawn Limited Partner’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.8(e)).

(c) Notwithstanding Section 5.4(a) above, GP-Related Net Income relating to Carried Interest allocated after the allocation of a GP-Related Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Partners have been allocated GP-Related Net Income relating to Carried Interest equal to the aggregate amount of GP-Related Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b). Withdrawn Limited Partners shall remain Partners for purposes of allocating such GP-Related Net Loss with respect to Carried Interest.

(d) To the extent the Partnership has any GP-Related Net Income (Loss) for any accounting period unrelated to GCOF II, such GP-Related Net Income (Loss) will be allocated in accordance with GP-Related Profit Sharing Percentages prevailing at the beginning of such accounting period.

(e) The Delaware GP may authorize from time to time advances to Partners (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) against their allocable shares of GP-Related Net Income (Loss).

5.5. Liability of General Partners. General Partners shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

5.6. Liability of Limited Partners. Each Limited Partner and former Limited Partner shall be liable for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership allocable to him or her pursuant to Section 5.4 or Section 7.3, but only to the extent required by applicable law. Except as otherwise provided in the following sentence, in no event shall any Limited Partner or former Limited Partner be obligated to make any additional capital contribution to the Partnership in excess of his or her aggregate GP-Related Capital Contributions and Capital Commitment-Related Capital Contributions pursuant to Section 4.1 and Section 7.1, or have any liability in excess of such aggregate GP-Related Capital Contributions and Capital Commitment-Related Capital Contributions for the satisfaction and discharge of the losses, liabilities and expenses of the Partnership. In no way does any of the foregoing limit any Partner’s obligations under Section 4.1(d), 5.8(d) or 7.4(g) or otherwise to make capital contributions as provided hereunder.

5.7. Repurchase Rights, etc.. The Delaware GP may from time to time establish such repurchase rights and/or other requirements with respect to the Partners’ GP-Related Partner Interests relating to GP-Related GCOF II Investments as the Delaware GP may determine. The Delaware GP shall have authority to (a) withhold any distribution otherwise payable to any Partner until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Partner that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Partner, (c) amend any previously established repurchase rights or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case by case basis.

5.8. Distributions. (a) The Partnership shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Partners at such times and in such amounts as are determined by the Delaware GP. The Delaware GP shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of GP-Related Net Income (Loss) established pursuant to Section 5.1(a). Subject to Section 5.8(e), distributions of cash or other property with respect to Non-Carried Interest shall be made among the Partners in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Section 4.1(d), distributions of cash or other property with respect to Carried Interest shall be made among Partners in accordance with their respective Carried Interest Sharing Percentages. At any time that a sale, exchange, transfer or other disposition by GCOF II of a portion of a GP-Related Investment is being considered by the Partnership (a “GP-Related Disposable Investment”), at the election of the Delaware GP each Partner’s Interest with respect to such GP-Related Investment shall be vertically divided into two separate Interests, an Interest attributable to the GP-Related Disposable Investment (a Partner’s “GP-Related Class B Interest”), and an Interest attributable to such GP-Related Investment excluding the GP-Related Disposable Investment (a Partner’s “GP-Related Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by GCOF II) relating to a GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class B Interests with respect to such GP-Related Investment in accordance with their GP-Related Profit Sharing Percentages relating to such GP-Related Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by GCOF II) relating to a GP-Related Investment excluding such GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class A Interests with respect to such GP-Related Investment in accordance with their respective GP-Related Profit Sharing Percentages relating to such GP-Related Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of GP-Related Net Income (Loss) shall be allocated among the Partners in the same proportions as the allocations of GP-Related Net Income (Loss) of each such category.

(b) Subject to the Partnership’s having sufficient available cash in the reasonable judgment of the Delaware GP, the Partnership shall make cash distributions to each Partner with respect to each Fiscal Year of the Partnership in an aggregate amount at least equal to the total Federal, New York State and New York City income and other taxes that would be payable by such Partner with respect to all categories of GP-Related Net Income (Loss) allocated to such Partner for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Partner is an individual subject to the then prevailing maximum Federal, New York State and New York City income tax rates, (ii) taking into account the deductibility of state and local income and other taxes for Federal income tax purposes and (iii) taking into account any differential in applicable rates due to the type and character of Net Income (Loss) allocated to such Partner. Notwithstanding the provisions of the foregoing sentence, the Delaware GP may refrain from making any distribution if, in the reasonable judgment of the Delaware GP, such distribution is prohibited by § 18-607 of the Act.

(c) The Delaware GP may provide that the GP-Related Partner Interest of any Partner or employee (including such Partner’s or employee’s right to distributions and investments of the Partnership related thereto) may be subject to repurchase by the Partnership during such period as the Delaware GP shall determine (a “Repurchase Period”). Any Contingent distributions from GP-Related Investments subject to repurchase rights will be withheld by the Partnership and will be distributed to the recipient thereof (together with interest thereon at rates determined by the Delaware GP from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The Delaware GP may elect in an individual case to have the Partnership distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Partner Withdraws from the Partnership for any reason other than his death, Total Disability or Incompetence, the undistributed share of any GP-Related Investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Partnership at a purchase price determined at such time by the Delaware GP. Unless determined otherwise by the Delaware GP, the repurchased portion thereof will be allocated among the remaining Partners with interests in such GP-Related Investment in proportion to their respective percentage interests in such GP-Related Investment, or if no other Partner has a percentage interest in such specific GP-Related Investment, to the Delaware GP; provided, that the Delaware GP may allocate the Withdrawn Limited Partner’s share of unrealized investment income from a repurchased GP-Related Investment attributable to the period after the Withdrawn Limited Partner’s Withdrawal Date on any basis it may determine, including to existing or new Partners who did not previously have interests in such GP-Related Investment, except that, in any event, each Investor Special Limited Partner shall be allocated a share of such unrealized investment income equal to its respective GP-Related Profit Sharing Percentage of such unrealized investment income.

(d) (i) Each of the Partners shall, in addition to any other amount agreed to be contributed by such Partner to the Partnership, contribute to the Partnership for contribution to GSO Capital Opportunities Fund II L.P. and any other vehicle formed to co-invest with such partnership to which a “clawback” payment may be due (including, without limitation, Section 5.05 of the GCOF II Partnership Agreement), such Partner’s share of such “clawback” payment, which share shall be based upon the aggregate Carried Interest Distributions in respect of each of the entities referred to above made to such Partner by the Partnership as a percentage of the total amount of such Carried Interest Distributions made by the Partnership to all Partners. In no event will the obligation of a Partner under this Section 5.8(d)(i) exceed 100% of the Carried Interest Distributions made to such Partner (minus the applicable highest effective marginal U.S. Federal, state and local income tax rates for an individual resident in New York, New York applied to the taxable income with respect to such Carried Interest Distributions (taking into account the deductibility of state and local income taxes for U.S. Federal income tax purposes and the character of the income giving rise to the Carried Interest Distributions and, without duplication, any entity-level taxes of the Partnership allocated to such Partner, except to the extent that the aggregate amount to be contributed by the Partners pursuant to this sentence is less than the General Partner’s obligation under Section 5.05 of the GCOF II Partnership Agreement. The limited partners of GSO Capital Opportunities Fund II L.P. and each other fund formed to co-invest with such partnerships shall be third party beneficiaries of this Section 5.8(d)(i) and shall be entitled to enforce the provisions of this Section 5.8(d)(i) as if such limited partners were parties hereto. This Section 5.8(d)(i) shall not be amended without the written consent of at least the minimum percentage required under the applicable GCOF II Agreement, as amended from time to time, of all non-defaulting limited partners of GSO Capital Opportunities Fund II L.P. and any other entity to which a “clawback” payment may be due from the Partnership.

(ii) (A) In order to implement the provisions of Section 5.8(d)(i) and to provide for contribution to the Partnership by each Partner of such Partner’s pro rata share of any GP-Related Giveback Amount, the parties hereto agree that if the Partnership is obligated under the Clawback Provisions or Giveback Provisions to contribute to GCOF II a Clawback Amount or a Giveback Amount (other than a Capital Commitment Giveback Amount) (the amount of any such obligation of the Partnership with respect to such a Giveback Amount being herein called a “GP-Related Giveback Amount”), the Partnership shall call for such amounts as are necessary to satisfy such obligations of the Partnership as determined by the Delaware GP, in which case each Partner and Withdrawn Limited Partner shall contribute to the Partnership, in cash, when and as called by the Partnership, such an amount of prior distributions by the Partnership (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of a GP-Related Giveback Amount) (the “GP-Related Recontribution Amount”) which equals (I) the product of (a) a Partner’s or Withdrawn Limited Partner’s Carried Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Partnership in the case of Clawback Amounts and (II) with respect to a GP-Related Giveback Amount, such Partner’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the GP-Related GCOF II Investment giving rise to the GP-Related Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such GP-Related Giveback Amount, GP-Related GCOF II Investments other than the one giving rise to such obligation, but only those amounts received by the Partners with an interest in the GP-Related GCOF II Investment referred to in clause (II)(a) above and (c) if the GP-Related Giveback Amount is unrelated to a specific GP-Related GCOF II Investment, all GP-Related GCOF II Investments. Each Partner and Withdrawn Limited Partner shall promptly contribute to the Partnership, along with satisfying such Partner’s comparable obligations to the Other Fund GPs, if any, upon such call such Partner’s or Withdrawn Limited Partner’s GP-Related Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Partner or Withdrawn Limited Partner by the Trustee(s) pursuant to written instructions from the Partnership, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of GP-Related Giveback Amounts) (the “Net GP-Related Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Partnership’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Partner’s or Withdrawn Limited Partner’s share of the amount paid with respect to the Clawback Amount or the GP-Related Giveback Amount exceeds his GP-Related Recontribution Amount, such excess shall be repaid to such Partner or Withdrawn Limited Partner as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the Partnership shall specify each Partner’s and Withdrawn Limited Partner’s GP-Related Recontribution Amount. Prior to such time, the Partnership may, in its discretion (but shall be under no obligation to), provide notice that in the Partnership’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Partner’s Trust Account used to pay any GP-Related Giveback Amount (or such lesser amount as may be required by the Delaware GP) shall be contributed by such Partner to such Partner’s Trust Account no later than 30 days after the Net GP-Related Recontribution Amount is paid with respect to such GP-Related Giveback Amount.

(B) To the extent any Partner or Withdrawn Limited Partner has satisfied any Holdback obligation with Firm Collateral, such Partner or Withdrawn Limited Partner shall, within 10 days of the Partnership’s call for GP-Related Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Partner or Withdrawn Limited Partner equals the sum of (I) such Partner’s or Withdrawn Limited Partner’s GP-Related Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Partner or Withdrawn Limited Partner equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Partner or Withdrawn Limited Partner, the balance of such Firm Collateral if any, shall be retained to secure the payment of GP-Related Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Partnership’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Partner or Withdrawn Limited Partner to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(iv) as if such cash payment hereunder constitutes a Net GP-Related Recontribution Amount under Section 5.8(d)(iv).

(iii) In the event any Partner or Withdrawn Limited Partner initially fails to recontribute all or any portion of such Partner or Withdrawn Limited Partner’s pro rata share of any Clawback Amount pursuant to Section 5.8(d)(i) or 5.8(d)(ii)(A), the Partnership shall use its reasonable efforts to collect the amount which such Partner or Withdrawn Limited Partner so fails to recontribute.

(iv) In the event any Partner or Withdrawn Limited Partner (a “GP-Related Defaulting Party”) fails to recontribute all or any portion of such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount for any reason, the Partnership shall require all other Partners and Withdrawn Limited Partners to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and GP-Related Profit Sharing Percentages in the case of GP-Related Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(ii)(A) above)), such amounts as are necessary to fulfill the GP-Related Defaulting Party’s obligation to pay such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount (a “GP-Related Deficiency Contribution”) if the Delaware GP determines in its good faith judgment that the Partnership (or an Other Fund GP) will be unable to collect such amount in cash from such GP-Related Defaulting Party for payment of the Clawback Amount or GP-Related Giveback Amount, as the case may be, at least 20 Business Days prior to the latest date that the Partnership, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or GP-Related Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Partner or Withdrawn Limited Partner shall as a result of such GP-Related Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net GP-Related Recontribution Amount initially requested from such Partner or Withdrawn Limited Partner in respect of such default. Thereafter, the Delaware GP shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Delaware GP or (2) pursue any and all remedies (at law or equity) available to the Partnership against the GP-Related Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the GP-Related Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such GP-Related Defaulting Party becoming a GP-Related Defaulting Party) to set-off as appropriate and apply against such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount any amounts otherwise payable to the GP-Related Defaulting Party by the Partnership or any Affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Partner and Withdrawn Limited Partner hereby grants to the Partnership a security interest, effective upon such Partner or Withdrawn Limited Partner becoming a GP-Related Defaulting Party, in all accounts receivable and other rights to receive payment from any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the Partnership may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner and Withdrawn Limited Partner hereby appoints the Partnership as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or Withdrawn Limited Partner or in the name of the Partnership, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Partnership shall be entitled to collect interest on the Net GP-Related Recontribution Amount of a GP-Related Defaulting Party from the date such GP-Related Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(v) Any Partner’s or Withdrawn Limited Partner’s failure to make a GP-Related Deficiency Contribution shall cause such Partner or Withdrawn Limited Partner to be a GP-Related Defaulting Party with respect to such amount. The Partnership shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Partner or Withdrawn Limited Partner to satisfy such Partner’s or

Withdrawn Limited Partner’s obligation to make a GP-Related Deficiency Contribution before seeking cash contributions from such Partner or Withdrawn Limited Partner in satisfaction of such Partner’s or Withdrawn Limited Partner’s obligation to make a GP-Related Deficiency Contribution.

(vi) A Partner’s or Withdrawn Limited Partner’s obligation to make contributions to the Partnership under this Section 5.8(d) shall survive the termination of the Partnership.

(vii) The obligations of the Partnership and the Partners set forth in Section 5.8(d)(i) shall be subject to and governed by the Clawback Provisions, and, in the event of any conflict between Section 5.8(d)(i) and the Clawback Provisions, the Clawback Provisions shall control.

(e) The Partners acknowledge that the Delaware GP will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith, to further the objective of providing for the fair and equitable treatment of all Partners, including by allocating writedowns and losses on GP-Related GCOF II Investments that have been the subject of a writedown and/or losses (each, a “Loss Investment”) to those Partners who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Partners receive or have received Carried Interest distributions from other GP-Related GCOF II Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Partnership is making Carried Interest distributions in connection with a GP-Related GCOF II Investment (the “Subject Investment”) that have been reduced under the GCOF II Agreements as a result of one or more Loss Investments, the Delaware GP shall calculate amounts distributable to or due from each such Partner as follows:

(A)	determine each Partner’s share of each such Loss Investment based on his Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Partners (indirectly through the Partnership from GCOF II) from the Subject Investment (such reduction, the “Loss Amount”);

(B)	determine the amount of Carried Interest distributions otherwise distributable to such Partner with respect to the Subject Investment (indirectly through the Partnership from GCOF II) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C)	subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such Partner, to determine the amount of Carried Interest distributions to actually be paid to such Partner (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Partner as calculated in this clause (i) is a negative number, the Delaware GP shall (I) notify such Partner, at or prior to the time such Carried Interest distributions are actually made to the Partners, of his obligation to recontribute to the Partnership prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution, and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution Amount, reduce future Carried Interest distributions otherwise due such Partner, up to the amount of such remaining negative Net Carried Interest Distribution. If a Partner’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate (as defined in the GCOF II Agreements) in effect in the Fiscal Years of such distributions (the “Excess Tax-Related Amount”), then such Partner may, in lieu of paying such Partner’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried Interest otherwise distributable to such Partner in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback is determined (as provided herein) and (ii) such time as the Partner becomes a Withdrawn Limited Partner.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Partner remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Partners pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.

A Partner who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the Delaware GP (as provided above) shall be deemed a GP-Related Defaulting Party for all purposes hereof.

A Partner may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Partner (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Partnership by such Partner).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Partner, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Partners as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Partners to the extent a Partner receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Partner to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Partnership as otherwise provided herein, the obligation of the Partners with respect to any Clawback Amount shall be adjusted by the Delaware GP as follows:

(A)	determine each Partner’s share of any losses in any GP-Related GCOF II Investments which gave rise to the Clawback Amount (i.e., the losses that followed the last GP-Related GCOF II Investment with respect to which Carried Interest distributions were made), based on such Partner’s Carried Interest Sharing Percentage in such GP-Related GCOF II Investments;

(B)	determine each Partner’s obligation with respect to the Clawback Amount based on such Partner’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C)	subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Partner to determine the amount of adjustment to each Partner’s share of the Clawback Amount (a Partner’s “Clawback Adjustment Amount”).

A Partner’s share of the Clawback Amount shall for all purposes hereof be decreased by such Partner’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Partner’s share of the Clawback Amount shall for all purposes hereof be increased by such Partner’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Partner’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Partner. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Partner, such remaining Clawback Adjustment Amount shall be allocated to the Partners (including any Partner whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the Delaware GP shall be based on its good faith judgment, and no Partner shall have any claim against the Partnership, the Delaware GP or any other Partners as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Partners, including Withdrawn Limited Partners.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Partners and in no way modifies the obligations of each Partner regarding the Clawback as provided in the GCOF II Agreements.

5.9. Business Expenses. The Partnership shall reimburse the Partners for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Partnership’s business in accordance with rules and regulations established by the Delaware GP from time to time.

5.10. Tax Capital Accounts; Tax Allocations.

(a) For U.S. federal income tax purposes, there shall be established for each Partner a single capital account combining such Partner’s Capital Commitment Capital Account and GP-Related Capital Account, with such adjustments as the Delaware GP determines is appropriate so that such single capital account is maintained in compliance with the principles and requirements of Section 704(b) of the Code and the Regulations thereunder.

(b) For U.S. federal, state and local income tax purposes only, Partnership income, gain, loss, deduction or expense (or any item thereof) for each fiscal year shall be allocated to and among the Partners in a manner corresponding to the manner in which corresponding items are allocated among the Partners pursuant to clause (a) above, provided the Delaware GP may in its sole discretion make such allocations for tax purposes as it determines is appropriate so that allocations have substantial economic effect or are in accordance with the interests of the Partners, within the meaning of the Code and the Regulations thereunder.

ARTICLE VI

ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS;

SATISFACTION AND DISCHARGE OF

COMPANY INTERESTS; TERMINATION

6.1. Additional Partners. (a) Effective on the first day of any month (or on such other date as shall be determined by the Delaware GP in its sole discretion), the Delaware GP shall have the right to admit one or more additional persons into the Partnership as Regular Limited Partners or Special Limited Partners. Each such person shall make the representations with respect to itself set forth in Section 3.6. The Delaware GP shall determine and negotiate with the additional Partner all terms of such additional Partner’s participation in the Partnership, including the additional Partner’s initial GP-Related Capital Contribution, Capital Commitment-Related Capital Contribution, GP-Related Profit Sharing Percentage and Capital Commitment Profit Sharing Percentage. Each additional Partner shall have such voting rights as may be determined by the Delaware GP from time to time unless, upon the admission to the Partnership of any Special Limited Partner, the Delaware GP shall designate that such Special Limited Partner shall not have such voting rights (any such Special Limited Partner being called a “Nonvoting Special Limited Partner”). Any additional Partner shall, as a condition to becoming a Partner, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement.

(b) The GP-Related Profit Sharing Percentages to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ GP-Related Profit Sharing Percentages as of such date, shall be established by the Delaware GP pursuant to Section 5.3. The Capital Commitment Profit Sharing Percentages to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ Capital Commitment Profit Sharing Percentages as of such date, shall be established by the Delaware GP.

(c) An additional Partner shall be required to contribute to the Partnership his pro rata share of the Partnership’s total capital, excluding capital in respect of GP-Related Investments and Capital Commitment Investments in which such Partner does not acquire any interests, at such times and in such amounts as shall be determined by the Delaware GP in accordance with Sections 4.1 and 7.1.

(d) The admission of an additional Partner will be evidenced by (i) the execution of a counterpart copy of this Agreement by such additional Partner or (ii) the execution of an amendment to this Agreement by all the Partners (including the additional Partner), as determined by the Delaware GP. In addition, each additional Partner shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement that is accepted by the Delaware GP on behalf of the Partnership.

6.2. Withdrawal of Partners. (a) Any Partner may Withdraw voluntarily from the Partnership subject to the prior written consent of the Delaware GP. The Delaware GP generally intends to permit voluntary Withdrawals on the last day of any calendar month (or on such other date as shall be determined by the Delaware GP in its sole discretion), on not less than 15 days’ prior written notice by such Partner to the Delaware GP (or on such shorter notice period as may be mutually agreed upon between such Partner and the Delaware GP); provided, that a Partner may not voluntarily Withdraw without the consent of the Delaware GP if such Withdrawal would (i) cause the Partnership to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the Delaware GP, have a material adverse effect on the Partnership or its business; provided further, that a Partner may Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest without

Withdrawing from the Partnership with respect to such Partner’s Capital Commitment Partner Interest, and a Partner may Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest without Withdrawing from the Partnership with respect to such Partner’s GP-Related Partner Interest.

(b) Upon the Withdrawal of any Partner, including by the occurrence of any withdrawal event under the Act with respect to any Partner, such Partner shall thereupon cease to be a Partner, except as expressly provided herein.

(c) Upon the Total Disability of a Regular Limited Partner, such Partner shall thereupon cease to be a Regular Limited Partner with respect to such person’s GP-Related Partner Interest; provided, that the Delaware GP may elect to admit such Withdrawn Limited Partner to the Partnership as a Nonvoting Special Limited Partner with respect to such person’s GP-Related Partner Interest, with such GP-Related Partner Interest as the Delaware GP may determine. The determination of whether any Partner has suffered a Total Disability shall be made by the Delaware GP in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the Delaware GP and such Partner, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the Delaware GP determines that it shall be in the best interests of the Partnership for any Partner (including any Partner who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Partnership (whether or not Cause exists) with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, such Partner, upon written notice by the Delaware GP to such Partner, shall be required to Withdraw with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, as of a date specified in such notice, which date shall be on or after the date of such notice. If the Delaware GP requires any Partner to Withdraw for Cause with respect to such person’s GP-Related Partner Interest and/or with respect to such person’s Capital Commitment Partner Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The Withdrawal from the Partnership of any Partner shall not, in and of itself, affect the obligations of the other Partners to continue the Partnership during the remainder of its term. A Withdrawn General Partner shall remain liable for all obligations of the Partnership incurred while it was a General Partner and resulting from its acts or omissions as a General Partner to the fullest extent provided by law.

6.3. GP-Related Partner Interests Not Transferable. No Partner may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Partner’s GP-Related Partner Interest other than as permitted by written agreement between such Partner and the Partnership; provided, that this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Partner, or transfers required by trust agreements; provided further, that a Regular Limited Partner may transfer, for estate planning purposes, up to 25% of his GP-Related Profit Sharing Percentage to any estate planning trust, limited partnership, or limited liability company with respect to which a Regular Limited Partner controls investments related to any interest in the Partnership held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Limited Partner. Such Regular Limited Partner and the Nonvoting Special Limited Partner shall be jointly and severally liable for all obligations of both such Regular Limited Partner and such Nonvoting Special Limited Partner with respect to the Partnership (including the obligation to make additional GP-Related Capital Contributions), as the case may be. The Delaware GP may at its sole option exercisable at any time require any Estate Planning Vehicle to withdraw from the

Partnership on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3, no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Partner’s GP-Related Partner Interest shall have any right to be a Partner without the prior written consent of the Delaware GP (which consent may be withheld without giving any reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Partner, such Partner shall continue to be a Partner of the Partnership.

(b) Notwithstanding any provision hereof to the contrary, no sale or transfer of any GP-Related Partner Interest in the Partnership may be made except in compliance with all U.S. federal, state and other applicable laws, including federal and state securities laws.

6.4. Consequences upon Withdrawal of a Partner. (a) The Withdrawal of a Regular Limited Partner shall not dissolve the Partnership if at the time of such Withdrawal there are one or more remaining Regular Limited Partners and any one or more of such remaining Regular Limited Partners continue the business of the Partnership (any and all such remaining Regular Limited Partners being hereby authorized to continue the business of the Partnership without dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(b), if upon the Withdrawal of a Regular Limited Partner there shall be no remaining Regular Limited Partner, the Partnership shall be wound up and subsequently dissolved unless, within 90 days after the occurrence of such Withdrawal, all remaining Special Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Withdrawal, of one or more Regular Limited Partners.

(b) The Partnership shall not be wound up, in and of itself, by the Withdrawal of any Partner, but shall continue with the surviving or remaining Partners as partners thereof in accordance with and subject to the terms and provisions of this Agreement.

6.5. Satisfaction and Discharge of a Withdrawn Limited Partner’s GP-Related Interest. (a) The terms of this Section 6.5 shall apply to the GP-Related Partner Interest of a Withdrawn Limited Partner, but, except as otherwise expressly provided in this Section 6.5, shall not apply to the Capital Commitment Partner Interest of a Withdrawn Limited Partner. The term “Settlement Date” means the date as of which a Withdrawn Limited Partner’s GP-Related Partner Interest is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Regular Limited Partner who Withdraws from the Partnership, and all or any portion of whose GP-Related Partner Interest is retained as a Special Limited Partner, shall be considered a Withdrawn Limited Partner for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Limited Partner’s interest in the Partnership may be agreed to by the Delaware GP and a Withdrawn Limited Partner, a Withdrawn Limited Partner’s Settlement Date shall be his Withdrawal Date; provided, that if a Withdrawn Limited Partner’s Withdrawal is not the last day of a month, then the Delaware GP may elect for such Withdrawn Limited Partner’s Settlement Date to be the last day of the month in which his Withdrawal Date occurs. During the interval, if any, between a Withdrawn Limited Partner’s Withdrawal Date and Settlement Date, such Withdrawn Limited Partner shall have the same rights and obligations with respect to capital contributions, interest on capital, allocations of Net Income (Loss) and distributions as would have applied had such Withdrawn Limited Partner remained a Partner of the Partnership during such period.

(c) In the event of the Withdrawal of a Partner, the Delaware GP shall promptly after such Withdrawn Limited Partner’s Settlement Date (i) determine and allocate to the Withdrawn Limited Partner’s GP-Related Capital Accounts such Withdrawn Limited Partner’s allocable share of the GP-Related Net Income (Loss) of the Partnership for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Limited Partner’s GP-Related Capital Accounts

with interest in accordance with Section 5.2. In making the foregoing calculations, the Delaware GP shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the Delaware GP in a particular case, a Withdrawn Limited Partner shall not be entitled to receive any GP-Related Unallocated Percentage in respect of the accounting period during which such Partner Withdraws from the Partnership (whether or not previously awarded or allocated) or any GP-Related Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Limited Partner’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Limited Partner, the Withdrawn Limited Partner’s GP-Related Profit Sharing Percentages shall, unless otherwise allocated by the Delaware GP pursuant to Section 5.3(a), be deemed to be GP-Related Unallocated Percentages (except for GP-Related Profit Sharing Percentages with respect to GP-Related Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Partnership of a Partner with respect to such Partner’s GP-Related Partner Interest, such Withdrawn Limited Partner thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Partner (including voting rights) with respect to such Partner’s GP-Related Partner Interest, and, except as expressly provided in this Section 6.5, such Withdrawn Limited Partner shall not have any interest in the Partnership’s GP-Related Net Income (Loss), or in distributions, GP-Related Investments or other assets related to such Partner’s GP-Related Partner Interest. If a Partner Withdraws from the Partnership with respect to such Partner’s GP-Related Partner Interest for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Limited Partner shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Limited Partner’s GP-Related Partner Interest, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn Limited Partner’s GP-Related Capital Accounts, (excluding any GP-Related Capital Account or portion thereof attributable to any GP-Related Investment) and (y) the Withdrawn Limited Partner’s percentage interest attributable to each GP-Related Investment in which the Withdrawn Limited Partner has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(r) of this Section 6.5. If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Limited Partner shall pay the amount thereof to the Partnership upon demand by the Delaware GP on or after the date of the statement referred to in paragraph (i) below; provided, that if the Withdrawn Limited Partner was solely a Special Limited Partner on his Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Limited Partner pursuant to this Section 6.5. Any aggregate negative balance in the GP-Related Capital Accounts of a Withdrawn Limited Partner who was solely a Special Limited Partner, upon the settlement of such Withdrawn Limited Partner’s GP-Related Partner Interest pursuant to this Section 6.5, shall be allocated among the other Partners’ GP-Related Capital Accounts in accordance with their respective GP-Related Profit Sharing Percentages in the categories of GP-Related Net Income (Loss) giving rise to such negative balance as determined by the Delaware GP as of such Withdrawn Limited Partner’s Settlement Date. In the settlement of any Withdrawn Limited Partner’s GP-Related Partner Interest in the Partnership, no value shall be ascribed to goodwill, the Partnership name or the anticipation of any value the Partnership or any successor thereto might have in the event the Partnership or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Partner whose Withdrawal with respect to such Partner’s GP-Related Partner Interest resulted from such Partner’s death or Incompetence, such Partner’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Limited Partner GP-Related Partner Interest and retain such Partner’s GP-Related Profit Sharing Percentage in all (but not less than all) illiquid investments of the Partnership in lieu of a cash payment (or Note) in settlement of that portion the Withdrawn Limited Partner’s GP-Related Partner Interest. The election referred to above shall be made within 60 days after the Withdrawn Limited Partner’s Settlement Date, based on a statement of the settlement of such Withdrawn Limited Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Limited Partner’s “percentage interest” means his GP-Related Profit Sharing Percentage as of the Settlement Date in the relevant GP-Related Investment. The Withdrawn Limited Partner shall retain his percentage interest in such GP-Related Investment and shall retain his GP-Related Capital Account or portion thereof attributable to such GP-Related Investment, in which case such Withdrawn Limited Partner (a “Retaining Withdrawn Limited Partner”) shall become and remain a Special Limited Partner for such purpose (and, if the Delaware GP so designates, such Special Limited Partner shall be a Nonvoting Special Limited Partner). The GP-Related Partner Interest of a Retaining Withdrawn Limited Partner pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to GP-Related Partner Interests of any kind hereunder and such other terms and conditions as are established by the Delaware GP. At the option of the Delaware GP in its sole discretion, the Delaware GP and the Retaining Withdrawn Limited Partner may agree to have the Partnership acquire such GP-Related Partner Interest without the approval of the other Partners; provided, that the Delaware GP shall reflect in the books and records of the Partnership the terms of any acquisition pursuant to this sentence.

(g) The Delaware GP may elect, in lieu of payment in cash of any amount payable to a Withdrawn Limited Partner pursuant to paragraph (e) above, to (i) have the Partnership issue to the Withdrawn Limited Partner a subordinated promissory note and/or to (ii) distribute in kind to the Withdrawn Limited Partner such Withdrawn Limited Partner’s pro rata share (as determined by the Delaware GP) of any securities or other investments of the Partnership. If any securities or other investments are distributed in kind to a Withdrawn Limited Partner under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Partnership in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the Delaware GP.

(h) [Intentionally omitted.]

(i) Within 120 days after each Settlement Date, the Delaware GP shall submit to the Withdrawn Limited Partner a statement of the settlement of such Withdrawn Limited Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Partner as shall be determined by the Delaware GP. The Delaware GP shall submit to the Withdrawn Limited Partner supplemental statements with respect to additional amounts payable to or by the Withdrawn Limited Partner in respect of the settlement of his GP-Related Partner Interest in the Partnership (e.g., payments in respect of GP-Related Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the Delaware GP. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Limited Partner without examination of the accounting books and records of the Partnership or other inquiry. Any amounts payable by the Partnership to a Withdrawn Limited Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided, that such Withdrawn Limited Partner shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Limited Partners and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Limited Partner in question and (y) with all persons who become Withdrawn Limited Partners and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Limited Partner in question.

(j) If the aggregate reserves established by the Delaware GP as of the Settlement Date in making the foregoing calculations should prove, in the determination of the Delaware GP, to be excessive or inadequate, the Delaware GP may elect, but shall not be obligated, to pay the Withdrawn Limited Partner or his estate such excess, or to charge the Withdrawn Limited Partner or his estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Limited Partner to the Partnership at any time on or after the Settlement Date (e.g., outstanding Partnership loans or advances to such Withdrawn Limited Partner) shall be offset against any amounts payable or distributable by the Partnership to the Withdrawn Limited Partner at any time on or after the Settlement Date or shall be paid by the Withdrawn Limited Partner to the Partnership, in each case as determined by the Delaware GP. All cash amounts payable by a Withdrawn Limited Partner to the Partnership under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Limited Partner pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Limited Partner’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Limited Partner in respect of GP-Related Investments for which the Withdrawn Limited Partner has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such GP-Related Investment. The “due date” of any other amounts payable by a Withdrawn Limited Partner shall be 60 days after the date such amounts are determined to be payable.

(l) At the time of the settlement of any Withdrawn Limited Partner’s GP-Related Partner Interest in the Partnership pursuant to this Section 6.5, the Delaware GP may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Limited Partner of any interest in any GP-Related Investment retained by such Withdrawn Limited Partner, any securities or other investments distributed in kind to such Withdrawn Limited Partner or such Withdrawn Limited Partner’s right to any payment from the Partnership.

(m) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s GP-Related Partner Interest for Cause pursuant to Section 6.2(d), then his GP-Related Partner Interest shall be settled in accordance with paragraphs (a)-(r) of this Section 6.5; provided, that the Delaware GP may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Limited Partner’s interest in any GP-Related Investment in which he has an interest as of his Settlement Date, the Delaware GP may elect to (A) determine the GP-Related Unrealized Net Income (Loss) attributable to each such GP-Related Investment as of the Settlement Date and allocate to the appropriate GP-Related Capital Account of the Withdrawn Limited Partner his allocable share of such GP-Related Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Limited Partner’s GP-Related Capital Account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Limited Partner with the balance of his GP-Related Capital Account or portion thereof attributable to each such GP-Related Investment as of his Settlement Date without giving effect to the GP-Related Unrealized Net Income (Loss) from such GP-Related

Investment as of his Settlement Date, which shall be forfeited by the Withdrawn Limited Partner or (C) apply the provisions of paragraph (f) above, provided, that the maximum amount of GP-Related Net Income (Loss) allocable to such Withdrawn Limited Partner with respect to any GP-Related Investment shall equal such Partner’s percentage interest of the GP-Related Unrealized Net Income, if any, attributable to such GP-Related Investment as of the Settlement Date (the balance of such GP-Related Net Income (Loss), if any, shall be allocated as determined by the Delaware GP). The Withdrawn Limited Partner shall not have any continuing interest in any GP-Related Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Partnership to the Withdrawn Limited Partner pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Partnership or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Limited Partner pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Limited Partner with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Partnership or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the Delaware GP. Upon written notice to the Delaware GP, any Withdrawn Limited Partner who is subject to noncompetition restrictions established by the Delaware GP pursuant to this paragraph (n) may elect to forfeit the principal amount payable in the final installment of his subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the Delaware GP shall have the right to pay a Withdrawn Limited Partner (other than the Delaware GP) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant.

(p) The provisions of this Section 6.5 shall apply to any Investor Special Limited Partner relating to a Regular Limited Partner or Special Limited Partner and to any transferee of any GP-Related Partner Interest of such Partner pursuant to Section 6.3 if such Partner Withdraws from the Partnership.

(q) (i) The Partnership will assist a Withdrawn Limited Partner or his estate or guardian, as the case may be, in the settlement of the Withdrawn Limited Partner’s GP-Related Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Limited Partner or his estate.

(ii) The Partnership may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Limited Partners or their estates or guardians, as referred to above. In such instances, the Partnership will obtain the prior approval of a Withdrawn Limited Partner or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Limited Partner (or his estate or guardian) declines to incur such costs, the Partnership will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(r) Each Partner (other than the Delaware GP) hereby irrevocably appoints the Delaware GP as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such

Partner, any and all agreements, instruments, documents and certificates which the Delaware GP deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

6.6. Dissolution of the Partnership. The Delaware GP may wind up and subsequently dissolve the Partnership prior to the expiration of its term at any time on not less than 60 days’ notice of the winding up date given to the other Partners. Upon the winding up of the Partnership, the Partners’ respective interests in the Partnership shall be valued and settled in accordance with the procedures set forth in Section 6.5, which provides for allocations to the GP-Related Capital Accounts of the Partners and distributions in accordance with the capital account balances of the Partners. Following completion of the winding up, the Delaware GP shall dissolve the Partnership by filing a notice of dissolution with the Registrar of Exempted Limited Partnerships in accordance with the Act.

6.7. Certain Tax Matters. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. Federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. To the extent U.S. Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) or other applicable law require allocations for tax purposes that differ from the foregoing allocations, the Delaware GP may determine the manner in which such tax allocations shall be made so as to comply more fully with such U.S. Treasury Regulations or other applicable law and, at the same time, preserve the economic relationships among the Partners as set forth in this Agreement. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Partnership, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(b) The Delaware GP shall cause to be prepared all U.S. Federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by the Delaware GP, shall cause such returns to be timely filed. The Delaware GP shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Delaware GP may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. Each Partner agrees that he shall not, unless he provides prior notice of such action to the Partnership, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such Partner for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Partnership, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Partner (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Partnership and all Partners except to the extent a Partner shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Partnership and (C) no Partner shall have the right to (1) participate in the audit of any Partnership tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Partnership (unless he provides prior notice of such action to the Partnership as provided above), (3) participate in any administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Partnership or the Tax Matters Partner or with respect to any such amended return or claim for refund filed by the Partnership or the Tax Matters Partner or in any such administrative or judicial proceedings conducted by the Partnership or the Tax Matters Partner. The Partnership and each Partner hereby designate any Partner selected by the Delaware GP as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). To the fullest extent permitted by applicable law, each Partner agrees to indemnify and hold harmless the Partnership and all other Partners from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Partner of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c) Each individual Partner shall provide to the Partnership copies of each U.S. Federal, state and local income tax return of such Partner (including any amendment thereof) within 30 days after filing such return.

(d) To the extent the Delaware GP reasonably determines that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding taxes) (“Tax Advances”), the Delaware GP may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the Delaware GP, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the Delaware GP selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement, such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner. This Section 6.7(d) shall survive any Transfer or withdrawal of a Partner.

6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Partnership interest permitted by the terms of this Agreement, the Delaware GP may cause the Partnership, on behalf of the Partners and at the time and in the manner provided in Code Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

CAPITAL COMMITMENT INTERESTS; CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

7.1. Capital Commitment Interests, etc.

(a) This Article VII and Article VIII hereof set forth certain terms and conditions with respect to the Capital Commitment Partner Interests and the Capital Commitment GCOF II Interest and matters related to the Capital Commitment Partner Interests and the Capital Commitment GCOF II Interest. Except as otherwise expressly provided in this Article VII or in Article VIII, the terms and provisions of this Article VII and Article VIII shall not apply to the GP-Related Partner Interests or the GP-Related GCOF II Interest.

(b) Each Partner, severally, agrees to make contributions of capital to the Partnership (“Capital Commitment-Related Capital Contributions”) as required to fund the Partnership’s capital contributions to GCOF II in respect of the Capital Commitment GCOF II Interest, if any. No Partner shall be obligated to make Capital Commitment-Related Capital Contributions to the Partnership in an amount in excess of such Partner’s Capital Commitment-Related Commitment. The Commitment Agreements and SMD Agreements of the Partners may include provisions with respect to the foregoing matters. It is understood that a Partner will not necessarily participate in each Capital Commitment Investment (which may include additional amounts invested in an existing Capital Commitment Investment) nor will a Partner necessarily have the same Capital Commitment Profit Sharing Percentage with respect to each Capital Commitment Investment in which such Partner participates; provided, that this in no way limits the terms of any Commitment Agreement or SMD Agreement. In addition, nothing contained herein shall be construed to give any Partner the right to obtain financing with respect to the purchase of any Capital Commitment Interest, and nothing contained herein shall limit or dictate the terms upon which the Partnership and its Affiliates may provide such financing. The acquisition of a Capital Commitment Interest by a Partner shall be evidenced by receipt by the Partnership of funds equal to such Partner’s Capital Commitment- Related Commitment then due with respect to such Capital Commitment Interest and such appropriate documentation as the Delaware GP may submit to the Partners from time to time.

(c) The Partnership or one of its Affiliates (in such capacity, the “Advancing Party”) may in its sole discretion advance to any Partner (including any additional Partner admitted to the Partnership pursuant to Section 6.1 but excluding any Partners that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) all or any portion of the Capital Commitment Capital Contributions due to the Partnership from such Partner with respect to any Capital Commitment Investment (“Firm Advances”). Each such Partner shall pay interest on each Firm Advance from the date of each such Firm Advance until the repayment thereof by such Partner. Each Firm Advance shall be repayable in full, including accrued interest to the date of such repayment, upon prior written notice by the Advancing Party. The making and repayment of each Firm Advance shall be recorded in the books and records of the Partnership, and such recording shall be conclusive evidence of each such Firm Advance, binding on the Partner and the Advancing Party absent manifest error. Except as provided below, the interest rate applicable to a Firm Advance shall equal the cost of funds of the Advancing Party at the time of the making of such Firm Advance. The Advancing Party shall inform any Partner of such rate upon such Partner’s request; provided, that amounts that are otherwise payable to such Partner pursuant to Section 7.4(a) shall be used to repay such Firm Advance (including interest thereon). The Advancing Party may, in its sole discretion, change the terms of Firm Advances (including the terms contained herein) and/or discontinue the making of Firm Advances; provided, that (i) the Advancing Party shall notify the relevant Partners of any material changes to such terms and (ii) the interest rate applicable to such Firm Advances and overdue amounts thereon shall not exceed the maximum interest rate allowable by applicable law.

(c) The Cayman GP shall have no Capital Commitment Profit Sharing Percentage in Capital Commitment Net Income (Loss) from any Capital Commitment Investment, but shall receive its pro rata share, based on its capital contribution, of earnings on short-term and temporary investments of the Partnership.

7.2. Capital Commitment Capital Accounts.

(a) There shall be established for each Partner on the books of the Partnership as of December 31, 2015, or such later date on which such Partner is admitted to the Partnership, and on each such other date as such Partner first acquires a Capital Commitment Interest in a particular Capital Commitment Investment, a Capital Commitment Capital Account for each Capital Commitment Investment in which such Partner acquires a Capital Commitment Interest on such date. Each Capital Commitment Capital Contribution of a Partner shall be credited to the appropriate Capital Commitment Capital Account of such Partner on the date such Capital Commitment Capital Contribution is paid to the Partnership. Capital Commitment Capital Accounts shall be adjusted to reflect any transfer of a Partner’s interest in the Partnership related to his Capital Commitment Partner Interest as provided in this Agreement.

(b) A Partner shall not have any obligation to the Partnership or to any other Partner to restore any negative balance in the Capital Commitment Capital Account of such Partner. Until distribution of any such Partner’s interest in the Partnership with respect to a Capital Commitment Interest as a result of the disposition by the Partnership of the related Capital Commitment Investment and in whole upon the winding up and dissolution of the Partnership, neither such member’s Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption except with the consent of the Delaware GP.

7.3. Allocations.

(a) Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners (including the Delaware GP) participating in such Capital Commitment Investment in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment. Capital Commitment Net Income (Loss) on any Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion which such Partner’s aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; provided, that if any Partner makes the election provided for in Section 7.6, Capital Commitment Net Income (Loss) of the Partnership for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Partners participating in such Capital Commitment Investment who do not make such election in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment.

(b) Any special costs relating to distributions pursuant to Section 7.6 or 7.7 shall be specially allocated to the electing Partner.

7.4. Distributions.

(a) Each Partner’s allocable portion of Capital Commitment Net Income received from his Capital Commitment Investments, distributions to such Partner that constitute returns of capital, and other Capital Commitment Net Income of the Partnership (including, without limitation, Capital Commitment Net Income attributable to Unallocated Capital Commitment Interests) during a fiscal year of the Partnership will be credited to payment of the Investor Notes to the extent required below as of the last day of such fiscal year (or on such earlier date as related distributions are made in the sole discretion of the Delaware GP) with any cash amount distributable to such Partner pursuant to clauses (ii) and (vii) below to be distributed within 45 days after the end of each fiscal year of the Partnership (or in each case on such earlier date as selected by the Delaware GP in its sole discretion) as follows (subject to Section 7.4(c) below):

(i) First, to the payment of interest then due on all Investor Notes (relating to Capital Commitment Investments or otherwise) of such Partner (to the extent Capital Commitment Net Income and distributions or payments from Other Sources do not equal or exceed all interest payments due, the selection of those of such Partner’s Investor Notes upon which interest is to be paid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor);

(ii) Second, to distribution to the Partner of an amount equal to the U.S. Federal, state and local income taxes on income of the Partnership allocated to such Partner for such year in respect of such Partner’s Capital Commitment Partner Interest (the aggregate amount of any such distribution shall be determined by the Delaware GP, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Partnership related to all Partners’ Capital Commitment Partner Interests were all allocated to an individual subject to the then-prevailing maximum Federal, New York State and New York City tax rates (taking into account the extent to which such taxable income allocated by the Partnership was composed of long-term capital gains and the deductibility of state and local income taxes for Federal income tax purposes)); provided, that additional amounts shall be paid to the Partner pursuant to this clause (ii) to the extent that such amount reduces the amount otherwise distributable to the Partner pursuant to a comparable provision in any other BCE Agreement and there are not sufficient amounts to fully satisfy such provision from the relevant partnership or other entity; provided further, that amounts paid pursuant to the provisions in such other BCE Agreements comparable to the immediately preceding proviso shall reduce those amounts otherwise distributable to the Partner pursuant to provisions in such other BCE Agreements that are comparable to this clause (ii);

(iii) Third, to the payment in full of the principal amount of the Investor Note financing (A) any Capital Commitment Investment disposed of during or prior to such fiscal year or (B) any BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year, to the extent not repaid from Other Sources;

(iv) Fourth, to the return to such Partner of (A) all Capital Commitment Capital Contributions made in respect of the Capital Commitment Interest to which any Capital Commitment Investment disposed of during or prior to such fiscal year relates or (B) all capital contributions made to any Blackstone Collateral Entity (other than the Partnership) in respect of interests therein relating to BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year (including all principal paid on the related Investor Notes), to the extent not repaid from amounts of Other Sources (other than amounts of Capital Commitment Partner Carried Interest);

(v) Fifth, to the payment of principal (including any previously deferred amounts) then owing under all other Investor Notes of such Partner (including those unrelated to the Partnership), the selection of those of such Partner’s Investor Notes to be repaid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor;

(vi) Sixth, up to 50% of any Capital Commitment Net Income remaining after application pursuant to clauses (i) through (v) above shall be applied pro rata to prepayment of principal of all remaining Investor Notes of such Partner (including those unrelated to the Partnership), the selection of those of such Partner’s Investor Notes to be repaid, the division of payments among such Investor Notes and the percentage of remaining Capital Commitment Net Income to be applied thereto to be determined by the Lender or Guarantor; and

(vii) Seventh, to such Partner to the extent of any amount of Capital Commitment Net Income remaining after making the distributions in clauses (i) through (vi) above, and such amount is not otherwise required to be applied to Investor Notes pursuant to the terms thereof.

To the extent there is a partial disposition of a Capital Commitment Investment or any other BCE Investment, as applicable, the payments in clauses (iii) and (iv) above shall be based on that portion of the Capital Commitment Investment or other BCE Investment, as applicable, disposed of, and the principal amount and related interest payments of such Investor Note shall be adjusted to reflect such partial payment so that there are equal payments over the remaining term of the related Investor Note. For a Partner who is no longer an employee or officer of Holdings or its Affiliates, distributions shall be made pursuant to clauses (i) through (iii) above, and then, unless the Partnership or its Affiliate has exercised its rights pursuant to Section 8.1 hereof, any remaining income or other distribution in respect of such Partner’s Capital Commitment Partner Interest shall be applied to the prepayment of the outstanding Investor Notes of such Partner, until all such Partner’s Investor Notes have been repaid in full, with any such income or other distribution remaining thereafter distributed to such Partner.

Distributions of Capital Commitment Net Income may be made at any other time at the discretion of the Delaware GP. At the Delaware GP’s discretion, any amounts distributed to a Partner in respect of such Partner’s Capital Commitment Partner Interest will be net of any interest and principal payable on his Investor Notes for the full period in respect of which the distribution is made. A distribution of Capital Commitment Net Income to the Delaware GP shall be made contemporaneously with each distribution of Capital Commitment Net Income to or for the accounts of the Limited Partners.

(b) [Intentionally omitted.]

(c) To the extent that the foregoing Partnership distributions and distributions and payments from Other Sources are insufficient to satisfy any principal and/or interest due on Investor Notes, and to the extent that the Delaware GP in its sole discretion elect to apply this paragraph (e) to any individual payments due, such unpaid interest will be added to the remaining principal amount of such Investor Notes and shall be payable on the next scheduled principal payment date (along with any deferred principal and any principal and interest due on such date); provided, that such deferral shall not apply to a Partner that is no longer an employee or officer of Holdings or an Affiliate thereof. All unpaid interest on such Investor Notes shall accrue interest at the interest rate then in effect for such Investor Notes.

(d) [Intentionally omitted.]

(e) The Capital Commitment Capital Account of each Partner shall be reduced by the amount of any distribution to such Partner pursuant to paragraph (a) of this Section 7.4.

(f) At any time that a sale, exchange, transfer or other disposition of a portion of a Capital Commitment Investment is being considered by the Partnership or GCOF II (a “Capital Commitment Disposable Investment”), at the election of the Delaware GP each Partner’s Capital Commitment Interest with respect to such Capital Commitment Investment shall be vertically divided into two separate Capital Commitment Interests, a Capital Commitment Interest attributable to the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class B Interest”), and a Capital Commitment Interest attributable to such Capital Commitment Investment excluding the Capital Commitment Disposable Investment (a Partner’s “Capital Commitment Class A Interest”). Distributions (including those resulting from a direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class B Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class B Interests, and distributions (including those resulting from the direct or indirect sale, transfer, exchange or other disposition by the Partnership) relating to a Capital Commitment Investment excluding such Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class A Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class A Interests.

(g) (i) If the Partnership is obligated under the Giveback Provisions to contribute a Giveback Amount to GCOF II in respect of any Capital Commitment GCOF II Interest that may be held by the Partnership (the amount of any such obligation of the Partnership with respect to such a Giveback Amount being herein called a “Capital Commitment Giveback Amount”), the Partnership shall call for such amounts as are necessary to satisfy such obligation of the Partnership as determined by the Delaware GP, in which case each Partner shall contribute to the Partnership, in cash, when and as called by the Partnership, such an amount of prior distributions by the Partnership with respect to the Capital Commitment GCOF II Interest (the “Capital Commitment Recontribution Amount”) which equals such Partner’s pro rata share of prior distributions in connection with (a) the Capital Commitment GCOF II Investment giving rise to the Capital Commitment Giveback Amount, (b) if the amounts contributed pursuant to clause (a) above are insufficient to satisfy such Capital Commitment Giveback Amount, Capital Commitment GCOF II Investments other than the one giving rise to such obligation, but only those amounts received by the Partners with an interest in the Capital Commitment GCOF II Investment referred to in clause (a) above, and (c) if the Capital Commitment Giveback Amount is unrelated to a specific Capital Commitment GCOF II Investment, all Capital Commitment GCOF II Investments. Each Partner shall promptly contribute to the Partnership upon notice thereof such Partner’s Capital Commitment Recontribution Amount. Prior to such time, the Partnership may, at the Delaware GP’s discretion (but shall be under no obligation to), provide notice that in the Delaware GP’s judgment, the potential obligations in respect of the Capital Commitment Giveback Amount will probably materialize (and an estimate of the aggregate amount of such obligations).

(ii) In the event any Partner (a “Capital Commitment Defaulting Party”) fails to recontribute all or any portion of such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount for any reason, the Partnership shall require all other Partners and Withdrawn Limited Partners to contribute, on a pro rata basis (based on each of their respective Capital Commitment Profit Sharing Percentages), such amounts as are necessary to fulfill the Capital Commitment Defaulting Party’s obligation to pay such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount (a “Capital Commitment Deficiency Contribution”) if the Delaware GP determines in its good faith judgment that the Partnership will be unable to collect such amount in cash from such Capital Commitment Defaulting Party for payment of the Capital Commitment Giveback Amount at least 20 Business Days prior to the latest date that the Partnership is permitted to pay the Capital Commitment

Giveback Amount; provided, that no Partner shall as a result of such Capital Commitment Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Capital Commitment Recontribution Amount initially requested from such Partner in respect of such default. Thereafter, the Delaware GP shall determine in its good faith judgment that the Partnership should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Delaware GP or (2) pursue any and all remedies (at law or equity) available to the Partnership against the Capital Commitment Defaulting Party, the cost of which shall be a Partnership expense to the extent not ultimately reimbursed by the Capital Commitment Defaulting Party. It is agreed that the Partnership shall have the right (effective upon such Capital Commitment Defaulting Party becoming a Capital Commitment Defaulting Party) to set-off as appropriate and apply against such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount any amounts otherwise payable to the Capital Commitment Defaulting Party by the Partnership or any Affiliate thereof. Each Partner hereby grants to the Partnership a security interest, effective upon such Partner becoming a Capital Commitment Defaulting Party, in all accounts receivable and other rights to receive payment from the Partnership or any Affiliate of the Partnership and agrees that, upon the effectiveness of such security interest, the Partnership may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Partner hereby appoints the Partnership as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Partner or in the name of the Partnership, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Partnership shall be entitled to collect interest on the Capital Commitment Recontribution Amount of a Capital Commitment Defaulting Party from the date such Capital Commitment Recontribution Amount was required to be contributed to the Partnership at a rate equal to the Default Interest Rate.

(iii) Any Partner’s failure to make a Capital Commitment Deficiency Contribution shall cause such Partner to be a Capital Commitment Defaulting Party with respect to such amount.

(iv) A Partner’s obligation to make contributions to the Partnership under this Section 7.4(g) shall survive the termination of the Partnership.

7.5. Valuations. Capital Commitment Investments shall be valued annually as of the end of each year (and at such other times as deemed appropriate by the Delaware GP) in accordance with the principles utilized by the Partnership (or any Affiliate of the Partnership that is a general partner of GCOF II) in valuing investments of GCOF II or, in the case of investments not held by GCOF II, in the good faith judgment of the Delaware GP, subject in each case to the second proviso of the immediately succeeding sentence. The value of any Capital Commitment Interest as of any date (the “Capital Commitment Value”) shall be based on the value of the underlying Capital Commitment Investment as set forth above; provided, that the Capital Commitment Value may be determined as of an earlier date if determined appropriate by the Delaware GP in good faith; provided further, that such value may be adjusted by the Delaware GP to take into account factors relating solely to the value of a Capital Commitment Interest (as compared to the value of the underlying Capital Commitment Investment), such as restrictions on transferability, the lack of a market for such Capital Commitment Interest and lack of control of the underlying Capital Commitment Investment. To the full extent permitted by applicable law such valuations shall be final and binding on all Partners; provided further, that the immediately preceding proviso shall not apply to any Capital Commitment Interests held by a person who is or was at any time a direct Partner of the Partnership.

7.6. Disposition Election.

(a) At any time prior to the date of the Partnership’s execution of a definitive agreement to dispose of a Capital Commitment Investment, the Delaware GP may in its sole discretion permit a Partner to retain all or any portion of its pro rata share of such Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment). If the Delaware GP so permits, such Partner shall instruct the Delaware GP in writing prior to such date (i) not to dispose of all or any portion of such Partner’s pro rata share of such Capital Commitment Investment (the “Retained Portion”) and (ii) either to (A) distribute such Retained Portion to such Partner on the closing date of such disposition or (B) retain such Retained Portion in the Partnership on behalf of such Partner until such time as such Partner shall instruct the Delaware GP upon 5 days notice to distribute such Retained Portion to such Partner. Such Partner’s Capital Commitment Capital Account shall not be adjusted in any way to reflect the retention in the Partnership of such Retained Portion or the Partnership’s disposition of other Partners’ pro rata shares of such Capital Commitment Investment; provided, that such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Retained Portion to such Partner or upon distribution of proceeds with respect to a subsequent disposition thereof by the Partnership.

(b) No distribution of such Retained Portion shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such distribution.

7.7. Capital Commitment Special Distribution Election.

(a) From time to time during the term of this Agreement, the Delaware GP may in its sole discretion, upon receipt of a written request from a Partner, distribute to such Partner any portion of its pro rata share of a Capital Commitment Investment (as measured by such Partner’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment) (a “Capital Commitment Special Distribution”). Such Partner’s Capital Commitment Capital Account shall be adjusted upon distribution of such Capital Commitment Special Distribution.

(b) No Capital Commitment Special Distributions shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such Capital Commitment Special Distribution.

ARTICLE VIII

WITHDRAWAL, ADMISSION OF NEW PARTNERS

8.1. Partner Withdrawal; Repurchase of Capital Commitment Interests.

(a) Capital Commitment Interests (or a portion thereof) that were financed by Investor Notes will be treated as not subject to repurchase for purposes hereof based upon the proportion of (a) the sum of Capital Commitment Capital Contributions not financed by an Investor Note with respect to each Capital Commitment Interest and principal payments on the related Investor Note to (b) the sum of the Capital Commitment Capital Contributions not financed by an Investor Note with respect to such Capital Commitment Interest, the original principal amount of such Investor Note and all deferred amounts of interest which from time to time comprise part of the principal amount of the Investor Note. A Partner may prepay a portion of any outstanding principal on the Investor Notes; provided, that in the event that a Partner prepays all or any portion of the principal amount of the Investor Notes within nine months prior to the date on which such Partner is no longer an employee or officer of Holdings or an Affiliate thereof, the Partnership (or its designee) shall have the right, in its sole discretion, to purchase the Capital Commitment Interest that became Non-Contingent as a result of such prepayment; provided further, that the purchase price for such Capital Commitment Interest shall be determined in accordance with the determination of the purchase price of a Partner’s Contingent Capital Commitment Interests as set forth in paragraph (b) below. Prepayments made by a Partner shall apply pro rata against all of such Partner’s Investor Notes; provided, that such Partner may request that such prepayments be applied only to Investor Notes related to BCE Investments that are related to one or more Blackstone Collateral Entities specified by such Partner. Except as expressly provided herein, Capital Commitment Interests that were not financed in any respect with Investor Notes shall be treated as Non-Contingent Capital Commitment Interests.

(b) Upon a Partner ceasing to be an officer or employee of the Partnership or any of its Affiliates, other than as a result of such Partner dying or suffering a Total Disability, such Partner (the “Withdrawn Limited Partner”) and the Partnership or any other person designated by the Delaware GP shall each have the right (exercisable by the Withdrawn Limited Partner within 30 days and by the Partnership or its designee(s) within 45 days of such Partner’s ceasing to be such an officer or employee) or any time thereafter, upon 30 days notice, but not the obligation, to require the Partnership, subject to the Act, to buy (in the case of exercise of such right by such Withdrawn Limited Partner) or the Withdrawn Limited Partner to sell (in the case of exercise of such right by the Partnership or its designee(s)) all (but not less than all) such Withdrawn Limited Partner’s Contingent Capital Commitment Interests. The purchase price for each such Contingent Capital Commitment Interest will be an amount equal to (i) the outstanding principal amount of the related Investor Note plus accrued interest thereon to the date of purchase (such portion of the purchase price to be made in cash) and (ii) an additional amount (the “Adjustment Amount”) equal to (x) all interest paid by the Partner on the portion of the principal amount of the Investor Note relating to the portion of the related Capital Commitment Interest remaining Contingent plus (y) all Capital Commitment Net Losses allocated to the Withdrawn Limited Partner on the Contingent portion of such Capital Commitment Interest minus (z) all Capital Commitment Net Income allocated to the Withdrawn Limited Partner on the Contingent portion of such Capital Commitment Interest; provided, that, if the Withdrawn Limited Partner was terminated from employment or his position as an officer for Cause, the amounts referred to in clause (x) or (y) of the Adjustment Amount, in the Delaware GP’s sole discretion, may be deemed to equal zero. The Adjustment Amount shall, if positive, be payable by the holders of the purchased Capital Commitment Interests to the Withdrawn Limited Partner from the next Capital Commitment Net Income received by such holders on the Contingent portion of such Withdrawn Limited Partner’s Capital Commitment Interests at the time such Capital Commitment Net Income is received. If the Adjustment Amount resulting from an exchange is negative, it shall be payable to the holders of the purchased Capital Commitment Interest by the Withdrawn Limited Partner at the time such Capital Commitment Net Income is received by the Withdrawn Limited Partner from the next Capital Commitment Net Income on the Non-Contingent portion of the Withdrawn Limited Partner’s Capital Commitment Interests or, if the Partnership or its designee(s) elect to purchase such Withdrawn Limited Partner’s Non-Contingent Capital Commitment Interests, in cash by the Withdrawn Limited Partner at the time of such purchase; provided, that the Partnership and its Affiliates may offset any amounts otherwise owing to a Withdrawn Limited Partner against any Adjustment Amount owed by such Withdrawn Limited Partner. Until so paid, such remaining Adjustment Amount will not itself bear interest. At the time of such purchase of the Withdrawn Limited Partner’s Contingent Capital Commitment Interests, his related Investor Note shall be payable in full. If neither the Withdrawn Limited Partner nor the Partnership nor its designee(s) exercise the right to require repurchase of such Contingent Capital Commitment Interests, then the Withdrawn Limited Partner shall retain the Contingent portion of his Capital Commitment Interests and the Investor Notes shall remain outstanding, shall become fully recourse to the Withdrawn Limited Partner in his individual capacity, shall be payable in accordance with their remaining original maturity schedules and shall be prepayable at any time by the Withdrawn Limited Partner at his option, and the Partnership shall apply such prepayments against outstanding Investor Notes on a pro rata basis. To the extent that another Partner purchases a portion of a Capital Commitment Interest of a Withdrawn Limited Partner, the purchasing Partner’s Capital Commitment Capital Account and Capital Commitment Profit Sharing Percentage for such Capital Commitment Investment shall be correspondingly increased.

(c) Upon the occurrence of a Final Event with respect to any Partner, such Partner shall thereupon cease to be a Partner with respect to such Partner’s Capital Commitment Partner Interest. If such a Final Event shall occur, no Successor in Interest to any such Partner shall for any purpose hereof become or be deemed to become a Partner. The sole right, as against the Partnership and the remaining Partners, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Partner shall be to receive any distributions and allocations with respect to such Partner’s Capital Commitment Partner Interest pursuant to Article VII and this Article VIII, subject to the right of the Partnership to purchase the Capital Commitment Interests of such former Partner pursuant to Section 8.1(b) or Section 8.1(d)) to the extent, at the time, in the manner and in the amount otherwise payable to such Partner had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Partner, whether by operation of law or otherwise. Until distribution of any such Partner’s interest in the Partnership upon the winding up and dissolution of the Partnership as provided in Section 9.2, neither his Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption without the consent of the Delaware GP. The Partnership shall be entitled to treat any Successor in Interest to such Partner as the only person entitled to receive distributions and allocations hereunder with respect to such Partner’s Capital Commitment Partner Interest.

(d) If a Partner dies or suffers a Total Disability, all Contingent Capital Commitment Interests of such Partner shall be purchased by the Partnership or its designee (within 30 days of the first date on which the Partnership knows or has reason to know of such Partner’s death or Total Disability) as provided in Section 8.1(b) (except that any Adjustment Amount shall be payable by or to the estate or personal representative in cash) and any Investor Notes financing such Contingent Capital Commitment Interests shall thereupon be prepaid as provided in Section 8.1(b). In addition, in the case of the death or Total Disability of a Partner, if the estate or personal representative of such Partner so requests in writing within 180 days of the Partner’s death or ceasing to be an employee or member (directly or indirectly) of the Partnership or any of its Affiliates by reason of Total Disability (such requests shall not exceed one per calendar year), the Partnership or its designee may but is not obligated to purchase for cash all (but not less than all) Non-Contingent Capital Commitment Interests of such Partner as of the last day of the Partnership’s then current fiscal year at a price equal to the Capital Commitment Value thereof. Each Partner shall be required to include appropriate provisions in his will to reflect such provisions of this Agreement. In addition, the Partnership may, in the sole discretion of the Delaware GP, upon notice to the estate or personal representative of such Partner within 30 days of the first date on which the Partnership knows or has reason to know of such Partner’s death or Total Disability, determine either (i) to distribute Securities or other property to the estate or personal representative in exchange for such Non-Contingent Capital Commitment Interests as provided in Section 8.1(e) or (ii) to require sale of such Non-Contingent Capital Commitment Interests to the Partnership or its designee as of the last day of any fiscal year of the Partnership (or earlier period, as determined by the Delaware GP in its sole discretion) for an amount in cash equal to the Capital Commitment Value thereof.

(e) In lieu of retaining a Withdrawn Limited Partner as a Partner with respect to any Non-Contingent Capital Commitment Interests, the Delaware GP may, in its sole discretion, by notice to such Withdrawn Limited Partner within 45 days of his ceasing to be an employee or officer of the Partnership or any of its Affiliates, or at any time thereafter, upon 30 days written notice, determine (1) to distribute to such Withdrawn Limited Partner the pro rata portion of the Securities or other property underlying such Withdrawn Limited Partner’s Non-Contingent Capital Commitment Interests, subject to any restrictions on distributions associated with the Securities or other property, in satisfaction of his

Non-Contingent Capital Commitment Interests in the Partnership or (2) to cause, as of the last day of any fiscal year of the Partnership (or earlier period, as determined by the Delaware GP in its sole discretion), the Partnership or another person designated by the Delaware GP (who may be itself another Partner or another Affiliate of the Partnership) to purchase all (but not less than all) of such Withdrawn Limited Partner’s Non-Contingent Capital Commitment Interests for a price equal to the Capital Commitment Value thereof. The Delaware GP shall condition any distribution or purchase of voting Securities pursuant to paragraph (d) above or this paragraph (e) upon the Withdrawn Limited Partner’s execution and delivery to the Partnership of an appropriate irrevocable proxy, in favor of the Partnership or its nominee, relating to such Securities.

(f) The Partnership may subsequently transfer any Unallocated Capital Commitment Interest or portion thereof which is purchased by it as described above to any other person approved by the Delaware GP. In connection with such purchase or transfer or the purchase of a Capital Commitment Interest or portion thereof by the Partnership’s designee(s), Holdings may loan all or a portion of the purchase price of the transferred or purchased Capital Commitment Interest to the Partnership, the transferee or the designee-purchaser(s), as applicable. To the extent that a Withdrawn Limited Partner’s Capital Commitment Interests (or portions thereof) are repurchased by the Partnership and not transferred to or purchased by another person, all or any portion of such repurchased Capital Commitment Interests may, in the sole discretion of the Delaware GP, (i) be allocated to each Partner already participating in the Capital Commitment Investment to which the repurchased Capital Commitment Interest relates, (ii) be allocated to each Partner in the Partnership, whether or not already participating in such Capital Commitment Investment, and/or (iii) continue to be held by the Partnership itself as an unallocated Capital Commitment Investment (such Capital Commitment Interests being herein called “Unallocated Capital Commitment Interests”). To the extent that a Capital Commitment Interest is allocated to Partners as provided in clause (i) and/or (ii) above, any indebtedness incurred by the Partnership to finance such repurchase shall also be allocated to such Partners. All such Capital Commitment Interests allocated to Partners shall be deemed to be Contingent and shall become Non-Contingent as and to the extent that the principal amount of such related indebtedness is repaid. The Partners receiving such allocations shall be responsible for such related indebtedness only on a nonrecourse basis to the extent appropriate as provided in this Agreement, except as such Partners and the Delaware GP shall otherwise agree. If the indebtedness financing such repurchased interests is not so limited, the Partnership may require an assumption by the Partners of such indebtedness on the terms thereof as a precondition to allocation of the related Capital Commitment Interests to such Partners; provided, that a Partner shall not, except as set forth in his Investor Note, be obligated to accept any personally recourse obligation unless his prior consent is obtained. So long as the Partnership itself retains the Unallocated Capital Commitment Interests pursuant to clause (iii) above, such Unallocated Capital Commitment Interests shall belong to the Partnership and any indebtedness financing the Unallocated Capital Commitment Interests shall be an obligation of the Partnership to which all income of the Partnership is subject except as otherwise agreed by the lender of such indebtedness. Any Capital Commitment Net Income (Loss) on an Unallocated Capital Commitment Interest shall be allocated to each Partner in the proportion his aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Partners; debt service on such related financing will be an expense of the Partnership allocable to all Partners in such proportions.

(g) If a Partner is required to Withdraw from the Partnership with respect to such Partner’s Capital Commitment Partner Interest for Cause, then his Capital Commitment Interest shall be settled in accordance with paragraphs (a)-(f) and (j) of this Section 8.1; provided, that if such Partner was not at any time a direct Regular Limited Partner of the Partnership, the Delaware GP may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) purchase for cash all of such Withdrawn Limited Partner’s Non-Contingent Capital Commitment Interests. The purchase price for each such Non-Contingent Capital Commitment Interest shall be the lower of (A) the original cost of such Non-Contingent Capital Commitment Interest or (B) an amount equal to the Capital Commitment Value thereof;

(ii) allow the Withdrawn Limited Partner to retain such Non-Contingent Capital Commitment Interests; provided, that the maximum amount of Capital Commitment Net Income allocable to such Withdrawn Limited Partner with respect to any Capital Commitment Investment shall equal the amount of Capital Commitment Net Income that would have been allocated to such Withdrawn Limited Partner if such Capital Commitment Investment had been sold as of the Settlement Date at the then prevailing Capital Commitment Value thereof; or

(iii) in lieu of cash, purchase such Non-Contingent Capital Commitment Interests by providing the Withdrawn Limited Partner with a promissory note in the amount determined in (i) above. Such promissory note shall have a maximum term of ten (10) years with interest at the Federal Funds Rate.

(h) The Partnership will assist a Withdrawn Limited Partner or his estate or guardian, as the case may be, in the settlement of the Withdrawn Limited Partner’s Capital Commitment Partner Interest in the Partnership. Third party costs incurred by the Partnership in providing this assistance will be borne by the Withdrawn Limited Partner or his estate.

(i) The Partnership may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Limited Partners or their estates or guardians, as referred to above. In such instances, the Partnership will obtain the prior approval of a Withdrawn Limited Partner or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Limited Partner (or his estate or guardian) declines to incur such costs, the Partnership will provide such reasonable assistance as and when it can so as not to interfere with the Partnership’s day-to-day operating, financial, tax and other related responsibilities to the Partnership and the Partners.

(j) Each Partner hereby irrevocably appoints the Delaware GP as such Partner’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file, on behalf of such Partner, any and all agreements, instruments, documents and certificates which such Delaware GP deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 8.1, including, without limitation, the performance of any obligation of such Partner or the Partnership or the exercise of any right of such Partner or the Partnership. Such power of attorney is intended to secure an interest in property and the obligations of such Partner hereunder and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the death, disability or incapacity of such Partner.

8.2. Transfer of Partner’s Capital Commitment Interest. Except as otherwise agreed by the Delaware GP, no Partner or former Partner shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer (“Transfer”) all or part of any such Partner’s Capital Commitment Partner Interest in the Partnership; provided, that this Section 8.2 shall in no way impair Transfers (i) as permitted in Section 8.1 above, in the case of the purchase of a Withdrawn Limited Partner’s or deceased or Totally Disabled Partner’s Capital Commitment Interests, (ii) Transfers by a Partner to another Partner of Non-Contingent Capital Commitment Interests, (iii) Transfers of up to 25% of a Regular Limited Partner’s Capital Commitment Partner Interest to an Estate Planning Vehicle and (iv) with the prior written consent of the Delaware GP (which consent may be withheld without giving any reason therefor). No person acquiring an interest in the Partnership pursuant to this Section 8.2 shall become a Partner of the

Partnership, or acquire such Partner’s right to participate in the affairs of the Partnership, unless such person shall be admitted as a Partner pursuant to Section 6.1. A Partner shall not cease to be a Partner of the Partnership upon the collateral assignment of, or the pledging or granting of a security interest in, its entire Interest in the Partnership in accordance with the provisions of this Agreement.

8.3. Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or Transfer of a Capital Commitment Interest in the Partnership may be made except in compliance with all U.S. Federal, state and other applicable laws, including U.S. Federal and state securities laws.

ARTICLE IX

DISSOLUTION

9.1. Dissolution.

(a) The Partnership shall be wound up and subsequently dissolved (each a “Winding Up Event”):

(i) pursuant to Section 6.6;

(ii) upon the expiration of the term of the Partnership; or

(iii) upon the occurrence of a Disabling Event with respect to the last remaining General Partner; provided, that the Partnership shall not be dissolved if, within 90 days after the Disabling Event, the Limited Partners entitled to vote thereon as provided herein who, as of the last day of the most recent accounting period ending on or prior to the date of the Disabling Event, have aggregate GP-Related Capital Account balances representing at least a majority in amount of the total GP-Related Capital Account balances of all the persons who are Limited Partners entitled to vote thereon as provided herein agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Disabling Event, of another General Partner.

(b) Upon a Winding Up Event, the business and property of the Partnership shall be wound up and liquidated by the Delaware GP or, in the event of the unavailability of the Delaware GP, such Limited Partner or other liquidating trustee as shall be named by the a Majority in Interest of the Partners (excluding Nonvoting Limited Partners) (the Delaware GP, such Limited Partner or other liquidating trustee, as the case may be, being hereinafter referred to as the “Liquidator”).

9.2. Final Distribution. Within 120 calendar days after a Winding Up Event, the assets of the Partnership shall be distributed in the following manner and order:

(i) to the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership;

(ii) to pay all creditors of the Partnership, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

(iii) to establish reserves, in amounts established by the Delaware GP or the Liquidator, to meet other liabilities of the Partnership; and

(iv) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

(b) The remaining assets of the Partnership shall be applied and distributed among the Partners as follows:

(i) With respect to each Partner’s GP-Related Partner Interest, the remaining assets of the Partnership shall be applied and distributed to such Partner in accordance with the procedures set forth in Section 6.5 which provide for allocations to the Capital Accounts of the Partners and distributions in accordance with the Capital Account balances of the Partners; and for purposes of the application of this Section 9.2(b)(i), determining GP-Related Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution; and

(ii) With respect to each Partner’s Capital Commitment Partner Interest, an amount shall be paid to such Partner in cash or Securities in an amount equal to such Partner’s respective Capital Commitment Liquidating Share for each Capital Commitment Investment; provided, that if the remaining assets relating to any Capital Commitment Investment shall not be equal to or exceed the aggregate Capital Commitment Liquidating Shares for such Capital Commitment Investment, to each Partner in proportion to its Capital Commitment Liquidating Share for such Capital Commitment Investment; and the remaining assets of the Partnership related to the Partners’ Capital Commitment Partner Interests shall be paid to the Partners in cash or Securities in proportion to their respective Capital Commitment Profit Sharing Percentages for each Capital Commitment Investment from which such cash or Securities are derived. Following completion of the winding up, the Delaware GP shall dissolve the Partnership by filing a notice of dissolution with the Registrar of Exempted Limited Partnerships in accordance with the Act.

9.3. Amounts Reserved Related to Capital Commitment Partner Interests.

(a) If there are any Securities or other property or other investments or securities related to the Partners’ Capital Commitment Partner Interests which, in the judgment of the liquidator, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Partner’s interest in each such Security or other investment or security may be excluded from the amount distributed to the Partners participating in the related Capital Commitment Investment pursuant to clause (ii) of Section 9.2(b). Any interest of a Partner, including his pro rata interest in any gains, losses or distributions, in Securities or other property or other investments or securities so excluded shall not be paid or distributed until such time as the liquidator shall determine.

(b) If there is any pending transaction, contingent liability or claim by or against the Partnership related to the Partners’ Capital Commitment Partner Interests as to which the interest or obligation of any Partner therein cannot, in the judgment of the liquidator, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Partner pursuant to clause (ii) of Section 9.2(b). No amount shall be paid or charged to any such Partner on account of any such transaction or claim until its final settlement or such earlier time as the liquidator shall determine. The Partnership may meanwhile retain from other sums due such Partner in respect of such Partner’s Capital Commitment Partner Interest an amount which the liquidator estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

(c) Upon determination by the liquidator that circumstances no longer require the exclusion of any Securities or other property or retention of sums as provided in paragraphs (a) and (b) of this Section 9.3, the liquidator shall, at the earliest practicable time, distribute as provided in clause (ii) of Section 9.2(b) such sums or such Securities or other property or the proceeds realized from the sale of such Securities or other property to each Partner from whom such sums or Securities or other property were withheld.

ARTICLE X

MISCELLANEOUS

10.1. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Delaware GP may bring, or may cause the Partnership to bring, on behalf of the Delaware GP or the Partnership or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Partner (i) expressly consents to the application of paragraph (c) of this Section 10.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Delaware GP as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

(c) (i) EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 10.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.1 shall be construed to the maximum extent possible to comply with the laws of the Cayman Islands. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Act, or other applicable law, such invalidity shall not invalidate all of this Section 10.1. In that case, this Section 10.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.1 shall be construed to omit such invalid or unenforceable provision.

10.2. Ownership and Use of the Blackstone Name. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM. The Partnership shall not be permitted to use the BLACKSTONE name and service mark without the prior written consent of TM. To the extent the Partnership is permitted to use the BLACKSTONE name and service mark, all services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Partnership understands that, to the extent TM hereinafter permits the Partnership to use the BLACKSTONE name and service mark, TM may thereafter terminate the Partnership’s right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

10.3. Written Consent. Any action required or permitted to be taken by a vote of Partners at a meeting may be taken without a meeting if a Majority in Interest of the Partners consent thereto in writing.

10.4. Letter Agreements; Schedules. The Delaware GP may, or may cause the Partnership to, enter into separate letter agreements with individual Partners, officers or employees with respect to GP-Related Profit Sharing Percentages, Capital Commitment Profit Sharing Percentages, any other profit sharing agreements, benefits or any other matter (such letter agreements, the “Admission Letters”). For the avoidance of doubt, any provision of this Agreement to the contrary notwithstanding, in the event of a conflict between this Agreement, on the one hand, and a Partner’s Admission Letter, on the other hand, the terms and provisions of the Admission Letter of such Partner shall control as between the Partnership and such Partner. The Delaware GP may from time to time execute and deliver to the Partners schedules which set forth the then current capital balances, GP-Related Profit Sharing Percentages and Capital Commitment Profit Sharing Percentages of the Partners and any other matters deemed appropriate by the Delaware GP. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever; provided, that this in no way limits the effectiveness of any Commitment Agreement.

10.5. Governing Law; Separability of Provisions. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without regard to principles of conflict of laws. In particular, the Partnership has been formed and registered as an exempted limited partnership pursuant to the Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

10.6. Successors and Assigns. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided, that no person claiming by, through or under a Partner (whether such Partner’s heir, personal representative or otherwise), as distinct from such Partner itself, shall have any rights as, or in respect to, a Partner (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Articles VI and VIII. Any Partner or Withdrawn Limited Partner shall remain liable for the obligations under this Agreement (including any Net GP-Related Recontribution Amounts and any Capital Commitment Recontribution Amount) of any transferee of all or any portion of such Partner’s or Withdrawn Limited Partner’s interest in the Partnership, unless waived by the Delaware GP. The Partnership shall, if the Delaware GP determine, in its good faith judgment, based on the standards set forth in Sections 5.8(d)(iv) and 7.4(g), to pursue such transferee, pursue payment (including any Net GP-Related Recontribution Amounts and/or Capital Commitment Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Partners and their respective legal representatives, heirs, successors and permitted assigns. Notwithstanding the foregoing, the provisions of Section 5.8(d)(i) shall be subject to the last two sentences of said Section 5.8(d)(i).

10.7. Confidentiality. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any person other than the Partnership, another Partner or a person designated by the Partnership, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Partnership that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Partner may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with U.S. Treasury Regulation Section 1.6011-4(b)(3)(i), each Partner (and any employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partners or any existing or future investor (or any Affiliate thereof) in any of the Partners, or (b) any investment or transaction entered into by the Partners; (2) any performance information relating to any of the Partners or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

10.8. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given to any Partner at its address or telecopy number shown in the Partnership’s books and records or, if given to the Delaware GP, at the address of the Partnership provided herein. Each such notice shall be effective (i) if given by telecopy, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Partner or Delaware GP specified as aforesaid.

10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

10.10. Power of Attorney. Each Partner hereby irrevocably appoints the Delaware GP as such Partner’s true and lawful representative and attorney-in-fact, each acting alone, in such Partner’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the Cayman Islands or any other country or state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Partnership. Such power of attorney is intended to secure an interest in property and the obligations of such Partner hereunder and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Partnership of any Partner for any reason and shall not be affected by the subsequent disability or incapacity of such Partner.

10.11. Partner’s Will. Each Partner and Withdrawn Limited Partner shall include in his or her will a provision that addresses certain matters in respect of his or her obligations relating to the Partnership that is satisfactory to the Delaware GP and each such Partner and Withdrawn Limited Partner shall confirm annually to the Partnership, in writing, that such provision remains in his current will. Where applicable, any estate planning trust of such Partner or Withdrawn Limited Partner to which a portion of such Partner’s or Withdrawn Limited Partner’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Partnership, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Partner or Withdrawn Limited Partner fails to comply with the provisions of this Section 10.11 after the Partnership has notified such Partner or Withdrawn Limited Partner of his failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Partnership may withhold any and all distributions to such Partner until the time at which such party complies with the requirements of this Section 10.11.

10.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

10.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Partner or Withdrawn Limited Partner and the Partnership, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the GP-Related Giveback Amount, the Capital Commitment Giveback Amount, the Net GP-Related Recontribution Amount or the Capital Commitment Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 10.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

10.14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 10.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

10.15. Third Party Rights.

(a) A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Agreement.

(b) Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Agreement.

(c) The consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

10.16. FATCA.

Each Limited Partner agrees to provide to the General Partner or its agents, upon request, any documentation or other information regarding the Limited Partner and its beneficial owners that the General Partner or its agents may require from time to time in connection with the Partnership’s obligations under, and compliance with, applicable laws and regulations including, but not limited to FATCA. By executing this Agreement, the Limited Partner waives any provision under the laws and regulations of any jurisdiction that would, in the absence of such waiver, prevent or inhibit the Partnership’s compliance with applicable law as described in this paragraph including, but not limited to preventing (i) the Limited Partner from providing any requested information or documentation, or (ii) the disclosure by the General Partner or its agents of the provided information or documentation to applicable governmental or regulatory authorities. Each Limited Partner further acknowledges that the General Partner may take such action as each of them considers necessary in relation to such Limited Partner’s holding and/or withdrawal proceeds to ensure that any withholding tax payable by the Partnership, and any related costs, interest, penalties and other losses and liabilities suffered by the Partnership or any other investor, or any agent, delegate, employee, director, officer or affiliate of any of the foregoing persons, arising from such Limited Partner’s failure to provide any requested documentation or other information to the General Partner, is economically borne by such Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed effective on the day and year first above written.

GENERAL PARTNERS:

EXECUTED AS A DEED

GSO CAPITAL OPPORTUNITIES ASSOCIATES II (DELAWARE) LLC

By:	GSO Holdings I L.L.C., its sole member

By:	/s/ Sean Cort
	Name:	Sean Cort
	Title:	Authorized Signatory

Witnessed By:

By:	/s/ Emma J. Fleming
	Name:	Emma J. Fleming
	Title:	Authorized Signatory

EXECUTED AS A DEED

GSO CAPITAL OPPORTUNITIES ASSOCIATES II (CAYMAN) LTD.

By:	/s/ Sean Cort
	Name:	Sean Cort
	Title:	Authorized Signatory

Witnessed By:

By:	/s/ Emma J. Fleming
	Name:	Emma J. Fleming
	Title:	Authorized Signatory

[Signature Page to GSO Capital Opportunities Associates II A&R LPA]

LIMITED PARTNERS:

EXECUTED AS A DEED

All Limited Partners on the date hereof:

By: GSO HOLDINGS I L.L.C., as attorney-in-fact for the Limited Partners as set forth in the books and records of the Partnership

By:	/s/ Sean Cort
	Name:	Sean Cort
	Title:	Authorized Signatory

Witnessed By:

By:	/s/ Emma J. Fleming
	Name:	Emma J. Fleming
	Title:	Authorized Signatory

[Signature Page to GSO Capital Opportunities Associates II A&R LPA]

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